Exhibit No. 10.11

CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and have been separately filed with the Commission.

CONFIDENTIAL

Execution Version

LICENSE AGREEMENT FOR CEP-9722

THIS LICENSE AGREEMENT (this “Agreement”) is dated as of December 18, 2015 (the “Effective Date”) by and between Fortress Biotech, Inc., a Delaware corporation organized having its place of business at 3 Columbus Circle, New York, NY 10019 (“FBIO”), and Cephalon, Inc. a Delaware corporation having its place of business at 41 Moores Road, Frazier, PA 19355 (“Cephalon”). FBIO, on the one hand, and Cephalon, on the other hand, shall each be referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS:

WHEREAS, Cephalon and its Affiliates have been engaged in the development of CEP-9722, an oral low nM PARP inhibitor, and controls certain patent rights and know-how with respect thereto; and

WHEREAS, FBIO is engaged in the research, development, manufacturing and commercialization of pharmaceutical products, and FBIO is interested in developing and commercializing Licensed Compounds and Licensed Products; and

WHEREAS, FBIO desires to obtain an exclusive license from Cephalon, and Cephalon wishes to license to FBIO, under the Cephalon Patents and Cephalon Know-How for FBIO to develop, manufacture and commercialize Licensed Compounds and Licensed Products, all of the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing and of the various promises and undertakings set forth herein, the Parties agree as follows:

Article I

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1           “A Rated” means “therapeutically equivalent” as evaluated by FDA (or other Regulatory Authority standards, on a country-by-country basis), applying the definition of “therapeutically equivalent” set forth in the Preface to the current edition of the FDA publication “Approved Drug Products with Therapeutic Equivalence Evaluations” (the “Orange Book”), as such requirements may be amended in the future, or any enabling legislation thereof, or pursuant to any similar evaluation and approval process in any other country in the Territory.

1.2           “Additional Ingredient” means any active ingredient, in addition to any Licensed Compound, which is contained in a Licensed Product. Drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients”, except in the case where such delivery vehicle, adjuvant, or excipient is recognized as an active ingredient in accordance with 21 C.F.R. § 210.3(b)(7) (as amended).

1.3           “Additional Studies Clinical Data” has the meaning set forth in Section 10.7(c)(viii).

1.4           “Affiliate” of a Person means any other Person that (directly or indirectly) controls, is controlled by or is under common control with such Party, but only for so long as such control exists. For the purposes of this Section 1.4, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors, (b) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%), including ownership by trusts with substantially the same beneficial interest, of the equity interests with the power to direct the management and policies of such Person, provided that if local law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests, or (c) the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

1.5           “Agreement” has the meaning set forth in the Preamble.

1.6           “Alternative Product” means any compound or product (other than any Licensed Compound or Licensed Product) that has a primary mode of action that targets PARP.

1.7           “ANDA” means an abbreviated new drug application submitted pursuant to the requirements of the FDA under § 355(j) of the United States Federal Food, Drug, and Cosmetic Act (as amended or any replacement thereof), and any equivalent application submitted in any country pursuant to any similar abbreviated route of approval together, in each case, with all additions, deletions or supplements thereto.

1.8           “Annual Report” has the meaning set forth in Section 5.11.

1.9           “API” has the meaning set forth in Section 3.3(a).

1.10         “Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1, provided however that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and the last Calendar Quarter of the Term shall end upon the termination or expiration of this Agreement.

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1.11         “Calendar Year” means the period beginning on the 1st of January and ending on the 31st of December of the same calendar year, provided however that (a) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the same calendar year as the Effective Date, and (b) the last Calendar Year of the Term shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.

1.12         “Cephalon” has the meaning set forth in the Preamble.

1.13         “Cephalon Indemnitee” has the meaning set forth in Section 9.1.

1.14         “Cephalon Know-How” means any and all Know-How that either (a) is Controlled by Cephalon or any of its Affiliates as of the Effective Date, or (b) is created, conceived or developed by or on behalf Cephalon or any of its Affiliates pursuant to, and in accordance with the terms and conditions of, the Manufacturing and Supply Agreement, and, in each case for clauses (a) and (b), is necessary for FBIO to Develop, Manufacture, or Commercialize any Licensed Compound or Licensed Product.

1.15         “Cephalon Patents” means (a) those issued patents and patent applications set forth on Schedule 1 hereto, (b) any additions, divisionals, continuations, conversion, supplemental examinations, extensions, term restorations, registrations, reinstatements, amendments, reissuances, corrections, substitutions, re-examinations, registrations, revalidations, supplementary protection certificates, renewals, and foreign counterparts of the patents and patent applications mentioned in clause (a) above, and (c) all patents issuing from any of the patents and patent applications mentioned in clause (a) or (b) above and any foreign counterparts of any such patents and patent applications, and which shall include, in any case, patents surviving post grant review and inter partes review.

1.16         “Cephalon Technology” means the Cephalon Patents and Cephalon Know-How.

1.17         “Change of Control” means, with respect to a Party, (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction involving a Party as a result of which the stockholders of such Party immediately preceding such transaction hold less than fifty percent (50%) of the outstanding shares, or less than fifty percent (50%) of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then-outstanding securities of a Party or all or substantially all of a Party’s assets, either directly or through one or more subsidiaries), (b) the adoption of a plan relating to the liquidation or dissolution of a Party, other than in connection with a corporate reorganization (without limitation of clause (a), above); (c) the sale or disposition to a Third Party of all or substantially all the assets of a Party (determined on a consolidated basis); or (d) the sale or disposition to a Third Party of assets or businesses that constitute fifty percent (50%) or more of the total revenue or assets of a Party (determined on a consolidated basis).

1.18         “Claim” has the meaning set forth in Section 9.1.

1.19         “Clinical Trials” means any study in which human subjects are dosed with a drug, whether approved or investigational, including any Phase I Trial, Phase II Trial, Phase III Trial or Phase IV Trial.

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1.20         “Combination Product” means a product containing a Licensed Compound together with one or more other Additional Ingredients.

1.21         “Commercialization” or “Commercialize” means any and all activities undertaken at any time for a particular Licensed Product and that relate to obtaining pricing and reimbursement approvals, carrying out Phase IV Trials, marketing, promoting, distributing, importing or exporting for sale, offering for sale, and selling of the Licensed Product, and interacting with Regulatory Authorities regarding the foregoing.

1.22         “Commercially Reasonable Efforts” means, with respect to any Licensed Compound and each Licensed Product, that level of effort and resources commonly dedicated in the pharmaceutical industry by a company of comparable activity to the Manufacture, Development or Commercialization, as the case may be, of a product of similar commercial potential at a similar stage in its lifecycle to the Licensed Compound or such Licensed Product, in each case taking into account the following considerations (the “CRE Considerations”): issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment and the likely timing of market entry, the regulatory environment and status of such Licensed Product, and other relevant scientific, technical and commercial factors, but without regard to any payments owed to Cephalon under this Agreement.

1.23         “Confidential Information” has the meaning set forth in Section 7.1.

1.24         “Controlled” means, with respect to any patent right, Know-How, or other intellectual property right, the possession (whether by ownership or license, other than by a license or sublicense granted pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party a license or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any Third Party or being obligated to pay any royalties or other consideration therefor, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access.

1.25         “CPA Representative” has the meaning set forth in Section 5.12.

1.26         “CRE Considerations” has the meaning set forth in Section 1.22.

1.27         “CREATE Act” has the meaning set forth in Section 6.7.

1.28         “Development” or “Develop” means, with respect to any Licensed Compound and each Licensed Product, the performance of non-clinical, preclinical and clinical development (including, without limitation, toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development, statistical analysis), clinical trials, and regulatory activities that are required to obtain Regulatory Approval of such Licensed Product (and specifically excluding activities directed to obtaining pricing and reimbursement approvals).

1.29         “Development Plan” means the plan setting forth the activities and timelines relating to the Development of any Licensed Compound and each Licensed Product in the Field in the Territory from the Effective Date for at least two (2) Indications. The initial Development Plan is set forth on Schedule 2.

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1.30         “Disclosing Party” has the meaning set forth in Section 7.1.

1.31         “Distributor” means a Third Party bona fide wholesaler or distributor engaged by FBIO only to market, distribute and sell a Licensed Product in a particular jurisdiction (but, for clarity, not to Develop or Manufacture any Licensed Product in any way).

1.32         “Effective Date” has the meaning set forth in the Preamble.

1.33         “EMA” means the European Medicines Agency or any successor agency thereto.

1.34         “European Commission” means the authority within the European Union that has the legal authority to grant Regulatory Approvals in the European Union based on input received from the EMA or other competent Regulatory Authorities.

1.35         “Existing Contracts” has the meaning set forth in Section 2.4.

1.36         “FBIO” has the meaning set forth in the Preamble.

1.37         “FBIO Indemnitee” has the meaning set forth in Section 9.2.

1.38         “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.39         “FDCA” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.40         “Field” means all uses in humans or animals.

1.41         “First Commercial Sale” means, with respect to a Licensed Product in any country, the first sale of such Licensed Product in such country. Sales for purposes of testing the Licensed Product in a Clinical Trial shall not be deemed a First Commercial Sale. For clarity, First Commercial Sale shall be determined on a Licensed Product-by-Licensed Product and country-by-country (or region-by-region) basis, as applicable.

1.42         “GAAP” means United States generally accepted accounting principles consistently applied.

1.43         “Generic Product” means any generic pharmaceutical product (i) that is marketed and sold for use by a Third Party (not licensed, supplied or otherwise permitted by a Party or its Affiliates or Sublicensees) in the applicable country as a generic product A Rated to a Licensed Product pursuant to an ANDA for which such Licensed Product is the Reference Listed Drug, (ii) that contains the applicable Licensed Compound as the same active ingredient, (iii) with the same route of administration, dosage form, strength and dosing or dosage regimen as such Licensed Product, and (iv) for the treatment of the same indications in the same dosage strengths as such Licensed Product, except where changes to the labeled indications have been approved by the FDA or other comparable Regulatory Authority. For the avoidance of doubt, a Generic Product will not necessarily infringe a Cephalon Patent.

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1.44         “Good Clinical Practice” means the then current standards for Clinical Trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including, for example, 21 C.F.R. Parts 50, 54, and 56), as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by other organizations and Governmental Body in any other countries, including applicable regulations or guidelines from the ICH, in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than in the United States.

1.45         “Good Laboratory Practice” means the current standards for laboratory activities for pharmaceuticals, as set forth in the FDCA, the FDA’s Good Laboratory Practice regulations or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and such standards of good laboratory practice as are required by the European Commission and other organizations and Governmental Authorities in countries in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than in the United States.

1.46         “Good Manufacturing Practice” means the then current standards for the manufacture, processing, packaging, testing, transportation, handling and holding of pharmaceuticals, as set forth in the FDCA and applicable regulations and guidances promulgated thereunder, as amended from time to time, including and the standards that require that products are consistently produced and controlled in accordance with the quality standards appropriate to their intended use as defined in 21 C.F.R. § 210 and 211, European Directive 2003/94/EC, Eudralex 4, Annex 16 (in each case as amended), and applicable United States, EU, Canadian and ICH Guidance or regulatory requirements for a Licensed Product.

1.47         “Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi- national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.48         “Hatch-Waxman Time Period” has the meaning set forth in Section 6.8(c)(i).

1.49         “IND” means an Investigational New Drug Application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.50         “Indemnified Party” has the meaning set forth in Section 9.3(a)

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1.51         “Indemnifying Party” has the meaning set forth in Section 9.3(a).

1.52         “Indication” means each separate and distinct disease, disorder, illness, health condition, or interruption, cessation or disruption of a bodily function, system, tissue type or organ, for which Regulatory Approval is required. For the avoidance of doubt, subtypes of the same disease are different indications if (a) a separate pivotal trial for each disease subtype is required for Regulatory Approval for each disease subtype, and (b) a separate NDA or supplemental NDA is required for Regulatory Approval for each disease subtype.

1.53         “Initial Supply Term” has the meaning set forth in Section 3.3(a).

1.54         “Invoicing Entity” has the meaning set forth in Section 1.66(a).

1.55         “Know-How” means know-how, trade secrets, chemical and biological materials, formulations, information, documents, studies, results, data and regulatory approvals, data, filings and correspondence (including Drug Master Files), including biological, chemical, pharmacological, toxicological, pre-clinical, clinical and assay data, manufacturing processes and data, specifications, sourcing information, assays, and quality control and testing procedures, whether or not patented or patentable.

1.56         “Law” or “Laws” means any federal, state, provincial, local, international or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Body, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.57         “Licensed Compounds” means (a) the compound known as CEP-9722, as further described on Schedule 3, which compound is an oral low nM PARP inhibitor, and (b) the compound known as CEP-8983, as further described on Schedule 3.

1.58         “Licensed Product” means any pharmaceutical product containing any Licensed Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms. For clarification, Licensed Product shall include any Combination Product.

1.59         “MAA” means (a) a marketing authorization application filed with (i) the EMA under the centralized EMA filing procedure or (ii) a Regulatory Authority in any country of the EU if the centralized EMA filing procedure is not used, or (b) any other equivalent or related regulatory submission, in either case to gain approval to market a Licensed Product in any country in the European Union, in each case including, for clarity, amendments thereto and supplemental applications.

1.60         “Major European Country” means any of the United Kingdom, France, Germany, Italy or Spain.

1.61         “Manufacture” or “Manufacturing” means activities related to the manufacture, formulation and packaging of any compound or product, including any Licensed Compound and Licensed Products, including related quality control and quality assurance activities.

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1.62         “Manufacturing and Supply Agreement” has the meaning set forth in Section 3.3(a).

1.63         “Milestone Event” has the meaning set forth in Section 5.2(a).

1.64         “Milestone Payment” has the meaning set forth in Section 5.2(a).

1.65         “NDA” means a New Drug Application submitted pursuant to the requirements of the FDA under §505(b)(1) of the United States Federal Food, Drug, and Cosmetic Act (as amended or any replacement thereof), as more fully defined in 21 U.S. CFR § 314.3 et seq., a Biologics License Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. CFR § 601, and any equivalent application submitted in any country, including a European Marketing Authorization Application, together, in each case, with all additions, deletions or supplements thereto.

1.66         “Net Sales” means, with respect to the Licensed Products:

(a)          the gross sales price invoiced for sales, leases or other transfers of Licensed Products by FBIO or its Affiliates or Sublicensees (the “Invoicing Entity”); or

(b)          the fair market value of non-monetary consideration received in connection with such sales, leases or transfers;

after deduction of: *, all calculated and determined in accordance with GAAP, as reflected in FBIO’s financial statements and measured in United States Dollars.

Sales of Licensed Products by an Invoicing Entity to an Affiliate or Sublicensee of such Invoicing Entity for resale by such Affiliate or Sublicensee shall not be deemed Net Sales and Net Sales shall be determined based on the total amount invoiced by such Affiliate or Sublicensee on resale.

Net Sales for any Combination Product shall be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by *. If such Licensed Product is not sold separately in finished form in such country, the Parties shall determine Net Sales for such Licensed Product by mutual agreement based on the relative contribution of such Licensed Product and each such other active ingredients in such Combination Product in accordance with the above formula, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

1.67         “New York Courts” has the meaning set forth in Section 11.6.

1.68         “PARP” means Poly(ADP-ribose) polymerase.

1.69         “Party(ies)” has the meaning set forth in the Preamble.

* Confidential material redacted and filed separately with the Commission.

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1.70         “Patent Challenge” means any challenge in a legal or administrative proceeding to the patentability, validity or enforceability of any of the Cephalon Patents (or any claim thereof), including by: (a) filing or pursuing a declaratory judgment action in which any of the Cephalon Patents is alleged to be invalid or unenforceable; (b) citing prior art against any of the Cephalon Patents (other than art required to be cited under a duty of candor to a patent office), filing a request for or pursuing a re-examination of any of the Cephalon Patents (other than with Cephalon’s written agreement), or becoming a party to or pursuing an interference; or (c) filing or pursuing any re-examination, opposition, cancellation, nullity or other like proceedings against any of the Cephalon Patents; but excluding any challenge raised as a defense against a claim, action or proceeding asserted by Cephalon or its Affiliates against FBIO or its Affiliates or Sublicensees.

1.71         “Patent Counsel” has the meaning set forth in Section 6.2.

1.72         “Periodic Report” has the meaning set forth in Section 5.7.

1.73         “Person” means any natural person, sole proprietorship, corporation, firm, business trust, trust, joint venture, association, organization, company, partnership, limited partnership or other business entity, or any government or agency or political subdivision thereof.

1.74         “Phase I Trial” means a human clinical trial of a Licensed Product, the principle purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in patients, as described in 21 C.F.R. 312.21(a) (as amended or any replacement thereof), or a similar clinical study prescribed by the Regulatory Authorities outside of the United States. For purposes of this Agreement, (a) a Phase I Trial shall specifically exclude a study in healthy volunteers, and (b) “commencement” of a Phase I Trial for any Licensed Product means the first dosing of such Licensed Product in a Phase I Trial for such Licensed Product.

1.75         “Phase II Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authorities outside of the United States. For purposes of this Agreement, “commencement” of a Phase II Trial for any Licensed Product means the first dosing of such Licensed Product in a Phase II Trial for such Licensed Product.

1.76         “Phase III Trial” means a clinical trial of a Licensed Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such Licensed Product, as described in 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authorities outside of the United States. For purposes of this Agreement, “commencement” of a Phase III Trial for any Licensed Product means the first dosing of such Licensed Product in a Phase III Trial for such Licensed Product.

1.77         “Phase IV Trial” means (a) a human clinical trial of a Licensed Product conducted following commencement of a pivotal clinical trial for such Licensed Product that is not required for receipt of Regulatory Approval (whether such clinical trial is conducted prior to or after receipt of such approval), but that may be useful in support of the post-approval exploitation of a Licensed Product; or (b) a human clinical trial of a Licensed Product conducted after Regulatory Approval of such Licensed Product has been obtained from an appropriate Regulatory Authority due to a request or requirement of such Regulatory Authority.

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1.78         “Receiving Party” has the meaning set forth in Section 7.1.

1.79         “Reference Listed Drug” means a listed drug identified by FDA or other Regulatory Authority as a drug product upon which an applicant may rely in seeking approval of an ANDA.

1.80         “Regulatory Approval” means, with respect to a country or region in the Territory, approvals, licenses, registrations or authorizations from the relevant Regulatory Authority necessary for the Development, Manufacture or Commercialization of a Licensed Product in such country or region. For the avoidance of doubt, Regulatory Approval outside of the United States shall include any pricing or marketing approval needed prior to the sale of a Licensed Product in such country or region.

1.81         “Regulatory Authority” means (a) the FDA, (b) the EMA or the European Commission, or (c) any regulatory body or other analogous government regulatory authority or agency involving in granting approvals (including any required pricing or reimbursement approvals) for the Development, Manufacture or Commercialization pharmaceutical or biotechnology products (including any Licensed Product) in any other jurisdiction anywhere in the world.

1.82         “Regulatory Filing” means any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to any compound or product (including any Licensed Compound or Licensed Product), or its use or potential use in humans, including any documents submitted to any Regulatory Authority and all supporting data, including INDs and NDAs, and all correspondence with any Regulatory Authority with respect to such compound or product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).

1.83         “Reversion IP” has the meaning set forth in Section 10.7(c)(ix).

1.84         “Reversion License” has the meaning set forth in Section 10.7.(c)(ix).

1.85         “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, until the latest to occur of: (a) the date of expiration of the last Valid Claim included in any of the Cephalon Patents claiming or covering the making, use, sale, offer for sale or importation of such Licensed Product in or for such country; (b) the end of any exclusivity for the Licensed Product granted by a Regulatory Authority or Governmental Body applicable to such country; or (c) ten (10) years from the date of First Commercial Sale of such Licensed Product in such country.

1.86         “Sublicense” means any grant by FBIO to an Affiliate or a Third Party of any of the licenses or rights granted under this Agreement or any part thereof, including the right to Develop, Manufacture, or Commercialize any License Compound or Licensed Product, in accordance with Section 2.3.

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1.87         “Sublicense Revenue” means any payments or other consideration that FBIO or its Affiliates actually receives from a non-Affiliated Third Party Sublicensee as consideration for the grant of a Sublicense, or an option to obtain such Sublicense, including, without limitation, milestone payments, license fees, license option fees, license maintenance fees and equity. Sublicense Revenue excludes *. In the event such consideration received from a non-Affiliated Third Party Sublicensee is not cash, Sublicense Revenue shall be calculated by FBIO based on the fair market value of such consideration, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business.

1.88         “Sublicensee” means any Affiliate of FBIO or Third Party to whom FBIO shall grant a Sublicense or option to obtain such Sublicense in accordance with Section 2.3. Sublicensee shall include any other Third Party to whom such rights shall be transferred, assigned, or who may assume control thereof by operation of law or otherwise.

1.89         “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.90         “Term” has the meaning set forth in Section 10.1.

1.91         “Territory” means worldwide.

1.92         “Third Party” means any Person other than Cephalon, FBIO or their respective Affiliates.

1.93         “Third Party Royalties” means royalties calculated on any amount invoiced by FBIO or its Affiliate for the sale of a Licensed Product (excluding any Combination Product) that includes any Licensed Compound as the sole active ingredient for either or both of the first two (2) Indications and actually paid by FBIO or its Affiliate to a Third Party for the right to use or practice patents of such Third Party, without which right of use or practice FBIO or its Affiliate would not be entitled to Manufacture or Commercialize such Licensed Product, provided that the duty to pay the royalty to such Third Party has been established at arm’s-length and in good faith, and is set out in a written agreement.

1.94         “United States” or “US” means the United States of America and its territories and possessions.

1.95         “Valid Claim” means a claim of any pending patent application or any issued, unexpired United States or granted foreign patent that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken, and that has not been explicitly disclaimed, or admitted in writing to be invalid or unenforceable or of a scope not Covering a particular product or service through reissue, disclaimer or otherwise, provided that if a particular claim has not issued within five (5) years of its initial filing, it shall not be considered a Valid Claim for purposes of this Agreement unless and until such claim is included in an issued or granted Patent, notwithstanding the foregoing definition.

* Confidential material redacted and filed separately with the Commission.

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Article II

LICENSES AND OTHER RIGHTS

2.1           Grant of Licenses to FBIO.

(a)          Subject to the terms and conditions of this Agreement and the reserved rights described in Section 2.2, Cephalon hereby grants to FBIO, and FBIO hereby accepts, an exclusive, worldwide, royalty-bearing, non-transferable (except in accordance with Section 11.2) license (with the right to grant Sublicenses as provided for in Section 2.3 only) under the Cephalon Technology to research, Develop, use, and Commercialize and have Commercialized the Licensed Compounds and Licensed Products in and for the Field and Territory.

(b)          Subject to the terms and conditions of this Agreement and the reserved rights described in Section 2.2, Cephalon hereby grants to FBIO, and FBIO hereby accepts, a co-exclusive (with Cephalon and its Affiliates), worldwide, non-transferable (except in accordance with Section 11.2) license (with the right to grant Sublicenses as provided for in Section 2.3 only) under the Cephalon Technology to Manufacture and have Manufactured the Licensed Compounds and Licensed Products in and for the Field and Territory.

(c)          In addition, subject to the terms and conditions of this Agreement, Cephalon hereby grants to FBIO a non-transferable (except in accordance with Section 11.2), right of reference (with the right to grant Sublicenses as provided for in Section 2.3 only) to any INDs and other Regulatory Filings Controlled by Cephalon or any of its Affiliates as of the Effective Date for the Licensed Compounds and Licensed Products.

2.2           Reservation of Rights.

(a)          Notwithstanding anything herein to the contrary, Cephalon and its Affiliates shall have the co-exclusive right to Manufacture and have Manufactured the Licensed Compounds and Licensed Products in the Territory to supply Licensed Compounds and Licensed Products to FBIO and its Affiliates and Sublicensees pursuant to the Manufacturing and Supply Agreement.

(b)          Except as expressly set forth in this Agreement, no licenses or other rights are granted or created hereunder to use any patent right, Know-How or other intellectual property rights owned, Controlled or otherwise in-licensed by Cephalon or any of its Affiliates, and all licenses and other rights are or shall be granted only as expressly provided in this Agreement, and no other licenses or other rights is or shall be created or granted hereunder by implication, estoppel or otherwise. The licenses granted in Section 2.1 above shall not grant or create (by implication, estoppel or otherwise) any license or right under any Cephalon Patents or Cephalon Know-How to Develop, Manufacture or Commercialize any molecule that is not a Licensed Compound or Licensed Product.

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2.3           Grant of Sublicenses by FBIO.

(a)          FBIO shall be entitled to grant Sublicenses of the rights granted by Cephalon hereunder:

(i)          to any Affiliate of FBIO, provided such Sublicense only remains in effect for as long as such Sublicensee remains an Affiliate of FBIO;

(ii)         to Third Parties that are clinical research organizations, contract manufacturers, contract laboratory organizations, Distributors, and other similar organizations that support the Development, Manufacture and Commercialization of any Licensed Compounds and Licensed Products on a fee-for-service basis as Sublicensees hereunder, provided that such Sublicenses include obligations of confidentiality and non-use of the Cephalon Technology and Cephalon Confidential Information substantially in accordance with the terms of this Agreement;

(iii)        to other Third Parties as a Sublicensee hereunder with the prior written consent of Teva, such consent which shall not be unreasonably withheld, conditioned or delayed. Teva’s right to consent under this Section 2.3(a)(iii) shall include the right to consent to the entity entering into such Sublicense as well as the terms of such Sublicense. As part of such approval process FBIO or its Affiliate shall provide to Teva a copy of the proposed Sublicense agreement which may be redacted to remove financial terms, but shall include at a minimum all confidentiality provisions, intellectual property rights provisions, and all sections containing obligations of FBIO or its Affiliate. All Sublicenses granted by FBIO (or any option to a Sublicense) must (i) be in writing, (ii) be subject and subordinate to, and consistent with, the terms and conditions of this Agreement and (iii) require the applicable Sublicensee to comply with all applicable terms of this Agreement (except for the payment obligations, for which FBIO shall remain responsible). FBIO shall provide a copy of each executed agreement containing a Sublicense to Cephalon within ten (10) days after its execution. No Sublicense shall diminish, reduce or eliminate any obligation of FBIO under this Agreement, and FBIO shall remain responsible for its obligations under this Agreement and shall be responsible for the performance of the relevant Sublicensee as if such Sublicensee were “FBIO” hereunder.

(b)          Without limiting the foregoing, FBIO shall ensure that each Sublicense shall include material terms that bind the Sublicensee to observe the terms of this Agreement, the breach of which terms shall be a material breach resulting in the termination of the Sublicense. In such an event, FBIO undertakes to take all reasonable steps to enforce such terms upon the Sublicensee, including the termination of the Sublicense. In all cases, FBIO shall immediately notify Cephalon of any alleged or actual breach of the material terms of a Sublicense, and shall copy Cephalon on all correspondence with regard such breach.

2.4           Intentionally Omitted.

2.5           Transfer of Cephalon Know-How. Cephalon shall provide or make available to FBIO one (1) copy (in a format determined by Cephalon) of all Cephalon Know-How in Cephalon’s or its Affiliates’ possession as of the Effective Date within ninety (90) days of the Effective Date of this Agreement.

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2.6           Existing Inventory. Within thirty (30) days after the Effective Date, FBIO shall have the right, at its option, to purchase from Cephalon, and Cephalon shall sell to FBIO if requested in writing by FBIO, all of Cephalon’s and its Affiliates’ existing inventory of Licensed Compounds, *, pursuant to, and in accordance with the terms and conditions set forth in, the Manufacturing and Supply Agreement. In addition, Cephalon shall provide to FBIO at no cost expired inventory of Licensed Compounds up to a maximum of * of such expired inventory. The Parties will mutually agree upon the cost for any expired inventory of Licensed Compounds in excess of * that FBIO desires to purchase.

2.7           Alternative Products. During the Term, neither FBIO nor any of its Affiliates or Sublicensees shall directly or indirectly Develop, Manufacture or Commercialize, nor collaborate with, enable or otherwise authorize, license or grant any right to any Third Party to Develop, Manufacture or Commercialize, any Alternative Product anywhere in the Territory.

Article III

DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION

3.1           Development.

(a)          FBIO shall use Commercially Reasonable Efforts to Develop the Licensed Products in the United States, Japan and each of the Major European Countries and the remainder of the Territory in at least two (2) Indications. The Parties acknowledge that FBIO may Develop Licensed Products that are a Combination Product. Without limiting the generality of the foregoing, FBIO shall use Commercially Reasonable Efforts to execute and perform, or cause to be performed, the initial Development Plan in the form attached hereto as Schedule 2, in accordance with the timelines set forth therein, and FBIO shall conduct its Development activities in good scientific manner and in compliance with applicable Law, including Laws regarding environmental, safety and industrial hygiene, and Good Laboratory Practice, Good Clinical Practice, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects. Without limiting or derogating from the foregoing, FBIO shall use Commercially Reasonable Efforts to (i) commence a * for a Licensed Product by no later than the * of the Effective Date, and (ii) commence at least * for the Licensed Products in at least * Indications.

(b)          FBIO shall be responsible, at its sole cost and expense, for all Development activities under this Agreement and the Development Plan.

(c)          With respect to any facility or site at which FBIO or its Affiliates conducts Development activities pursuant to this Agreement or the Development Plan, Cephalon shall have the right, at its expense, upon reasonable written notice to FBIO (and if applicable, such Affiliate), and during normal business hours, to inspect such site and facility and any records relating thereto once per Calendar Year, or more often with reasonable cause, to verify FBIO’s compliance with the terms of this Agreement pertaining to Development of the Licensed Products pursuant to all applicable Laws, including Good Laboratory Practices, Good Clinical Practices and current standards for pharmacovigilance practice. Such inspection shall be subject to the confidentiality provisions set forth in Article VII.

* Confidential material redacted and filed separately with the Commission.

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3.2           Commercialization.

(a)          FBIO shall use Commercially Reasonable Efforts to Commercialize Licensed Products in the Territory in those countries and for those Indications for which Regulatory Approval and pricing and reimbursement approval has been obtained.

(b)          FBIO shall be responsible, at its sole cost and expense, for all Commercialization activities under this Agreement and shall keep Cephalon reasonably informed as to the progress of such activities.

3.3           Manufacturing.

(a)          Within sixty (60) days after the Effective Date, Cephalon (or its designee) and FBIO shall negotiate in good faith to enter into a manufacturing and supply agreement (the “Manufacturing and Supply Agreement”), pursuant to which Cephalon shall, subject to the terms of the Manufacturing and Supply Agreement, (i) Manufacture and supply (or have Manufactured and supplied) to FBIO *, active pharmaceutical ingredient (“API”) and drug product for Licensed Compounds or Licensed Products, and (ii) conduct the Manufacturing development activities for Licensed Compounds or Licensed Products, in each case (for clauses (i) and (ii)) as requested by FBIO and in the Territory for an initial period to be agreed to by the Parties, unless earlier terminated as provided therein (the “Initial Supply Term”). Notwithstanding the foregoing, the Manufacturing and Supply Agreement shall in no way restrict FBIO from contracting with Third Parties to Manufacture and supply (or have Manufactured and supplied) to FBIO API and drug product for Licensed Compounds or Licensed Products and conduct Manufacturing development activities for Licensed Compounds or Licensed Products.

(b)          From and after the Initial Supply Term, (i) FBIO, at its own cost and expense, shall be responsible for all Manufacturing development, establishment of Manufacturing sources and supply chains, and Manufacture and supply of the Licensed Compounds and Licensed Products in the Field and in the Territory, subject to the provisions of this Section 3.3(b), (ii) FBIO shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed through its Affiliates and Sublicensees, the Manufacturing activities assigned to it in this Agreement and by Cephalon, and (iii) FBIO shall be solely responsible, at its cost and expense, for Manufacturing and supplying the worldwide requirements for the Development and Commercialization of the Licensed Compounds and Licensed Products in and for the Field and the Territory in accordance with Good Manufacturing Practice and all applicable Laws and standards.

* Confidential material redacted and filed separately with the Commission.

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3.4           Development, Regulatory and Commercialization Reports. Every six (6) months during the Term, FBIO shall issue to Cephalon a report on the Development and regulatory activities FBIO has performed or caused to be performed for the Licensed Compounds and Licensed Products, including a summary of the work performed in relation to the goals of the Development Plan, a summary of progress against each Development and regulatory-related Milestone Event and an estimate of the timing of the achievement of the next Development and regulatory-related Milestone Event, and provide such other information as may be reasonably requested by Cephalon with respect to such Development and regulatory activities. In addition to the foregoing, upon Cephalon’s reasonable request, FBIO shall participate in a telephone or video conference to discuss such report and other information as to convey a reasonably comprehensive understanding of the status of the applicable Development or regulatory activity. In addition to the foregoing, FBIO shall provide prompt written notice to Cephalon (and in any event such notice shall be provided within thirty (30) days) if FBIO elects to suspend or no longer proceed with Developing, Manufacturing or Commercializing any Licensed Compound, any Licensed Product or any Indication(s) for a period equal to or greater than nine (9) consecutive months. At least once each Calendar Year, FBIO shall provide to Cephalon a report summarizing the Commercialization activities performed by FBIO or any Affiliates or Sublicensees for the Licensed Compounds and Licensed Products during the preceding Calendar Year.

3.5           Trademarks. As between Cephalon and FBIO, FBIO shall have the sole authority to select trademarks for Licensed Products and shall own all such trademarks, and shall be responsible for the registration, filing, maintenance and enforcement thereof.

3.6           Other Government Laws. FBIO shall comply with, and ensure that its Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Licensed Compounds or Licensed Products. These include but are not limited to FDA statutes and regulations, the Export Administration Act of 1979, as amended, codified in 50 App. U.S.C. 2041 et seq. and the regulations promulgated thereunder or other applicable export statutes or regulations.

Article IV

REGULATORY MATTERS

4.1           Regulatory Responsibilities. FBIO shall, at its sole cost and expense, use Commercially Reasonable Efforts to seek and obtain all Regulatory Approvals for the Licensed Products in the Field in the United States, Japan and each of the Major European Countries, in at least * in accordance with the Development Plan. FBIO may decide, in its sole discretion, and at its sole cost and expense to seek and obtain Regulatory approvals for the Licensed Products in the Field in all other countries in the Territory (outside of the United States, Japan and the Major European Countries).

4.2           Ownership of Regulatory Approvals. As between FBIO and Cephalon, FBIO (or its applicable Affiliate) shall own and maintain all Regulatory Filings made after the Effective Date for Licensed Products and all Regulatory Approvals for Licensed Products. All such filings shall be in the name of FBIO, except where otherwise required by local law.

* Confidential material redacted and filed separately with the Commission.

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4.3           Regulatory Cooperation. Without limiting Section 3.1, FBIO shall provide Cephalon with copies (and in any event such copies shall be provided within sixty (60) days) of all material submissions it makes to, and all material correspondence it receives from, a Regulatory Authority pertaining to any Regulatory Filing or Regulatory Approval for Licensed Products. For clarity, Cephalon shall have no obligation, responsibility or liability relating to any Regulatory Filing or Regulatory Approval for any Licensed Compound or Licensed Product, and Cephalon shall have no obligation, responsibility or liability to maintain, comment on, respond to or file any Regulatory Filings or Regulatory Approvals for any Licensed Compound or Licensed Product.

4.4           Regulatory Audits. To the extent that Cephalon’s participation is requested by FBIO, the Parties shall cooperate in good faith with respect to Regulatory Authority inspections of any site or facility where Clinical Trials or Manufacturing of Licensed Products in the Field are conducted pursuant to this Agreement, whether such site or facility is FBIO’s or its Affiliate’s or a permitted subcontractor’s.

4.5           Pricing and Reimbursement Standards. FBIO shall be responsible for and have the exclusive right to seek and attempt to obtain pricing and reimbursement approvals for the Licensed Products in the Field in the Territory.

Article V

FINANCIAL PROVISIONS

5.1           Upfront Payment. FBIO shall pay to Cephalon within five (5) days after the Effective Date a one-time payment of five hundred thousand dollars (US$500,000). Such payment shall be non-refundable and non-creditable and not subject to set-off.

5.2           Milestone Payments.

(a)          Licensed Product-based Milestones. As further consideration for Cephalon’s grant of the rights and licenses to FBIO hereunder, FBIO shall pay to Cephalon the following one-time, product-based milestone payments (the “Milestone Payments”) upon the achievement of each of the milestone events set forth in the table below (the “Milestone Events”) with regard to each Licensed Product (as specifically set forth below). FBIO shall pay the relevant Milestone Payment within sixty (60) days of such achievement by FBIO, its Affiliates or Sublicensees. For the avoidance of doubt, each of the Milestone Payments shall become payable upon the occurrence of the associated Milestone Event, irrespective of the order in which the Milestone Events occur relative to each other. If a development Milestone Event (e.g., commencement of a Phase II Trial or Phase III Trial) for a Licensed Product is skipped, or if Regulatory Approval for such Licensed Product is granted without completing one or more of the development Milestone Events for such Licensed Product, then the skipped Milestone Event(s) for such Licensed Product will be deemed to have been met upon the achievement of the subsequent development milestone or upon Regulatory Approval for such Licensed Product, as applicable. Such payments shall be non-refundable and non-creditable and not subject to set-off.

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Milestone Events	Milestone Payment

*	$	*

*	$	*

*	$	*

*	$	*

*	$	*

*	$	*

*	$	*

*	$	*

*	$	*

Total Potential Licensed Product-based Milestones for each Licensed Product	$	*

(b)          Aggregate Net Sales Achievement Milestones: As further consideration for Cephalon’s grant of the rights and licenses to FBIO hereunder, FBIO shall pay to Cephalon the following one-time Milestone Payments upon the first achievement of each of the corresponding Milestone Events. FBIO shall pay the relevant Milestone Payment within sixty (60) days of such achievement by FBIO, its Affiliates or Sublicensees. Such payments shall be non-refundable and non-creditable and not subject to set-off.

Milestone Event	Milestone Payment

*	$	*

*	$	*

*	$	*

*	$	*

*	$	*

Total Potential Aggregate Net Sales Achievement Milestones	$	*

* Confidential material redacted and filed separately with the Commission.

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5.3           Royalties.

(a)          As further consideration for Cephalon’s grant of the rights and licenses to FBIO hereunder, FBIO shall pay to Cephalon a royalty at the graduated royalty rates specified in the table below with respect to the aggregate annual worldwide Net Sales of all such Licensed Products by FBIO and its Affiliates and Sublicensees in the Territory in a Calendar Year:

Aggregate Annual Worldwide Net Sales of All Licensed Products in a Calendar Year (US Dollars)	Royalty Rate
For that portion of aggregate annual Net Sales of all Licensed Products up to and including $*	*	%
For that portion of aggregate annual Net Sales of all Licensed Products that is greater than $*	*	%

The applicable royalty rate shall be calculated as provided in this Section 5.3(a) by reference to the aggregate annual worldwide Net Sales of all Licensed Products in a Calendar Year. By way of example, in a given Calendar Year, if the aggregate annual worldwide Net Sales of all Products for which royalties are due under this Section 5.3(a) were US$*, the following Royalty payment would be payable under this Section 5.3(a): (*% x US$*) + (*% x US$*) = US$*.

(b)          Royalties shall be payable from the First Commercial Sale of a Licensed Product until the expiration of the Royalty Term, on a country-by-country basis.

(c)          Only one royalty shall be due with respect to the sale of the same unit of Licensed Product. Only one royalty shall be due hereunder on the sale of a Licensed Product even if the manufacture, use, sale, offer for sale or importation of such Licensed Product infringes more than one claim of the Cephalon Patents.

(d)          On a Licensed Product-by-Licensed Product and country-by-country basis, upon expiration of the Royalty Term for a Licensed Product in a country, the rights and licenses granted to FBIO under Section 2.1 with respect to such Licensed Product in such country shall continue in effect but become fully paid-up, royalty-free, and perpetual.

* Confidential material redacted and filed separately with the Commission.

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5.4           Reductions

(a)          Royalty Stacking. If FBIO or its Affiliate pays Third Party Royalties, and FBIO provides Cephalon with reasonably satisfactory evidence of such Third Party Royalties payment, then FBIO shall be entitled to deduct * percent (*%) of such Third Party Royalties from the Net Sales of such Licensed Products in such country, provided that in no event shall such royalty rates set forth in Section 5.3(a) be reduced by more than * (*%) pursuant to this Section 5.4(a) in any Calendar Quarter (without any right to carry forward).

(b)          Expiration of U.S. Cephalon Patents. If royalties are payable under Section 5.3 on Net Sales of a particular Licensed Product for use in the United States after the expiration of all Valid Claims included in the U.S. Cephalon Patents (including any applicable patent term extension) claiming the manufacture, use, sale, offer for sale and importation of such Licensed Product, then the royalties payable on Net Sales of such Licensed Product for use in the United States shall be calculated as set forth in Section 5.3, provided that the portion of the royalties payable on Net Sales of such Licensed Product for use in the United States shall be reduced by * percent (*%) after the date of expiration of all such U.S. Cephalon Patents. The royalty applicable to the Net Sales of such Licensed Product for use in the United States shall be applied pro rata on a Calendar Quarter-by-Calendar Quarter basis with reference to the aggregate annual worldwide Net Sales of all Licensed Products in the Territory. For clarity, there shall be no reduction under this Section 5.4(b) on royalties payable on Net Sales of Licensed Products for use in any country or region in the Territory other than in the United States, unless FBIO can show that such other country has adopted patent misuse concepts similar to those recognized in the U.S.

(c)          Generic Competition. Notwithstanding the foregoing, on a country-by-country basis the applicable royalty rates for Net Sales of a Licensed Product set forth in Section 5.3 will be reduced (A) by * percent (*%) following a launch of a Generic Product, if the unit sales of all Generic Products in such country exceed * percent (*%) of the sum of unit sales of Licensed Products plus unit sales of all Generic Products in such country, or (B) by * percent (*%) following a launch of a Generic Product, if the unit sales of all Generic Products in such country exceed * percent (*%) of the sum of unit sales of Licensed Products plus unit sales of all Generic Products in such country. For clarity, such reduction will not apply for any Calendar Quarter in which the market share of Generic Products does not meet either threshold in the preceding sentence. Unless otherwise agreed by the Parties, the unit sales of each such Generic Product sold during a Calendar Quarter will be as reported by IMS America Ltd. of Plymouth Meeting, Pennsylvania (“IMS”) or any successor to IMS or any other independent sales auditing firm reasonably agreed upon by the Parties.

(d)          Maximum Deduction. In no event shall the cumulative reductions under Sections 5.4(a), 5.4(b) and 5.4(c) reduce the royalties otherwise due to Cephalon by more than * percent (*%) in any Calendar Quarter.

(e)          No Obligation to Pay Third Party Royalties. In no event shall Cephalon be required to contribute to FBIO’s payments to Third Parties from which it has received (sub)licenses to intellectual property that claims or covers any Licensed Compound or Licensed Product.

* Confidential material redacted and filed separately with the Commission.

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(f)          No Other Deductions. There shall be no deductions or other reductions to any royalties or other amounts payable to Cephalon hereunder, except to the extent provided by Sections 1.66, 5.4(a), 5.4(b) and 5.4(c). All royalty payments shall be non-refundable and non-creditable and not subject to set-off.

5.5           Sublicense Revenue. FBIO shall pay Cephalon an amount equal to the percentage of all Sublicense Revenue set forth in the table below. All such amounts shall be due to Cephalon within thirty (30) days after receipt of the applicable Sublicense Revenue. For any Sublicense Revenue that is achieved based upon a Milestone Event that is met by a Sublicensee, Cephalon shall receive *. For the avoidance of doubt, where a Milestone Event is achieved by a Sublicensee, Cephalon shall not be entitled to both the Sublicense Revenue fee and the Milestone Payment.

Sublicense Revenue (US Dollars)	Percentage Share

*	*	%

*	*	%

*	*	%

*	*	%

5.6           Notice. FBIO shall give Cephalon written notice of any Sublicense Revenue received, First Commercial Sale of a Licensed Product, or Milestone achievement within thirty (30) days of the occurrence of each such event.

5.7           Periodic Reports. Within thirty (30) days after the end of each Calendar Quarter commencing from the earlier of (a) the First Commercial Sale of a Licensed Product; or (b) the grant of a Sublicense or receipt of Sublicense Revenue, FBIO shall furnish Cephalon with a quarterly report (“Periodic Report”) detailing, at a minimum, the following information for the applicable Calendar Quarter, each listed by Licensed Product and by country of sale: (i) the total number of units of Licensed Product sold by FBIO, its Affiliates and Sublicensees for which royalties are owed Cephalon hereunder, including a breakdown of the number and type of Licensed Products sold, (ii) gross amounts received for all such sales, (iii) deductions by type taken from Net Sales as specified in Section 1.66, (iv) Net Sales, (v) royalties and Milestone Payments owed to Cephalon, listed by category, (vi) Sublicense Revenue received during the preceding Calendar Quarter and Sublicense fees due to Cephalon, (vii) the currency in which the sales were made, including the computations for any applicable currency conversions pursuant to Section 5.9, (viii) all other data enabling the Sublicense Revenue payable to be calculated accurately and (ix) a summary of progress against each commercial Milestone, and an estimate of the timing of the achievement of the next commercial Milestone. Once the events set forth in sub-section (a) or (b), above, have occurred, Periodic Reports shall be provided to Cephalon whether or not royalties, milestone payments or Sublicense fees are payable for a particular Calendar Quarter. In addition to the foregoing, upon Cephalon’s reasonable request, FBIO shall provide to Cephalon such other information as may be reasonably requested by Cephalon, and shall otherwise cooperate with Cephalon as reasonably necessary, to enable Cephalon to verify FBIO’s compliance with the payment and related obligations under this Agreement, including verification of the calculation of amounts due to Cephalon under this Agreement and of all financial information provided or required to be provided in the Periodic Reports and Annual Reports.

* Confidential material redacted and filed separately with the Commission.

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5.8           Payments. Within thirty (30) days after the date prescribed for the submission of each Periodic Report, FBIO shall pay the royalties and Sublicense Revenue due to Cephalon for the reported period. All payments under this Agreement shall be computed and paid in United States Dollars. All Payments shall be made by wire transfer to such bank accounts as Cephalon may designate.

5.9           Currency Exchange. With respect to Net Sales invoiced in United States Dollars, the Net Sales and the amounts due to Cephalon hereunder shall be expressed in United States Dollars. With respect to Net Sales invoiced in a currency other than United States Dollars, the Net Sales shall be expressed in the domestic currency of the entity making the sale, together with the United States Dollars equivalent, calculated based on the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the Calendar Quarter for which remittance is made for Royalties. For purposes of calculating the Net Sales thresholds set forth in Section 5.3, the aggregate Net Sales with respect to each Calendar Quarter within a Calendar Year shall be calculated based on the currency exchange rates for the Calendar Quarter in which such Net Sales occurred, in a manner consistent with the exchange rate procedures set forth in the immediately preceding sentence.

5.10         VAT; Withholding and Similar Taxes. All amounts to be paid to Cephalon pursuant to this Agreement are exclusive of Value Added Tax. FBIO shall add value added tax, as required by Law, to all such amounts. If applicable Laws require that taxes be withheld from any amounts due to Cephalon under this Agreement, FBIO shall (a) deduct these taxes from the remittable amount, (b) pay the taxes to the proper taxing authority, and (c) promptly deliver to Cephalon a statement including the amount of tax withheld and justification therefore, and such other information as may be necessary for tax credit purposes. FBIO shall cooperate with Cephalon in claiming exemptions from such deductions or a reduced withholding tax rate as allowable under any agreement or treaty from time to time in effect. Payment of Value Added Tax – or of any analogous foreign tax, charge or levy (if charged), applicable to the sale of Licensed Products shall be added to each payment in accordance with the statutory rate in force at such time.

5.11         Records. FBIO shall keep, and shall require its Affiliates and Sublicensees to keep, full and correct books of account in accordance with US GAAP enabling the royalties, Sublicense fees and Milestone Payments, and all corresponding deductions, to be calculated accurately. Starting from the first Calendar Year after the First Commercial Sale, or the first grant of a Sublicense, whichever occurs first, an annual report, authorized by the chief financial officer of FBIO, shall be submitted to Cephalon within sixty (60) days of the end of each Calendar Year, detailing Net Sales, Sublicense Revenues, royalties, Sublicense fees, and Milestone Payments both due and paid, including all other information included in the Periodic Report (the “Annual Reports”). FBIO shall, and shall require and cause its Affiliates and Sublicensees to, retain the such books of account for five (5) years after the end of each Calendar Year during the Term of this Agreement, and, if this Agreement is terminated for any reason whatsoever, for five (5) years after the end of the Calendar Year in which such termination becomes effective, and shall be kept at each of their principal place of business and shall be open for inspection and audit in accordance with Section 5.12 below.

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5.12         Audit. Cephalon shall be entitled to appoint, at its sole expense, a certified public accountant or other professional as appropriate (the “CPA Representatives”) to inspect, not more than once a Calendar Year, during normal business hours FBIO’s and its Affiliates’ books and records contemplated by Section 5.11 above, including all books of account, records and other relevant documentation to the extent relevant or necessary for the sole purpose of verifying compliance with the payment and related obligations under this Agreement, the calculation of amounts due to Cephalon under this Agreement and of all financial information required to be provided in the Periodic Reports and Annual Reports, provided that Cephalon shall coordinate such inspection with FBIO or Affiliate (as the case may be) in advance. In addition, Cephalon may require that FBIO, through the CPA Representatives, inspect during normal business hours the books and records contemplated by Section 5.11 above, including all applicable books of account, records and other relevant documentation of any Sublicensees, not more than once a Calendar Year, to the extent relevant or necessary for the sole purpose of verifying the compliance with the payment obligations under this Agreement, the calculation of amounts due to Cephalon under this Agreement and of all financial information provided in the Periodic Reports, and FBIO shall use its best efforts to cause such inspection to be performed, provided that Cephalon shall coordinate such inspection with the Sublicensee in advance. The Parties shall reconcile any underpayment or overpayment within thirty (30) days after the CPA Representatives deliver the results of the audit to Cephalon and FBIO. The results of such inspection, if any, shall be binding on both Parties. Any underpayment shall be subject to interest in accordance with the terms of Section 5.14, below. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods during the Term, or if such overpayments are identified following the Term, then such overpayments shall be refunded within sixty (60) days of receipt of the corresponding audit results. In the event that any inspection as aforesaid reveals any underpayment by FBIO to Cephalon in respect of any Calendar Quarter of the Agreement in an amount exceeding five percent (5%) of the amount actually paid by FBIO to Cephalon in respect of such Calendar Quarter, then FBIO shall pay the cost of such inspection. Any underpayments or overpayments under this Section 5.12 shall be subject to the currency exchange provisions set forth in Section 5.9 as applied to the Calendar Quarter during which the payment obligations giving rise to such underpayment or overpayment were incurred by FBIO.

5.13         Blocked Payments. In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for FBIO to transfer, or have transferred on its behalf, payments owed Cephalon hereunder, FBIO shall promptly notify Cephalon of the conditions preventing such transfer and such payments shall be deposited in local currency in the relevant country to the credit of Cephalon in a recognized banking institution designated by Cephalon or, if none is designated by Cephalon within a period of thirty (30) days, in a recognized banking institution selected by FBIO, as the case may be, and identified in a written notice given to Cephalon.

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5.14         Interest Due. Any sum of money due to Cephalon which is not duly paid on time shall bear interest from the due date of payment until the actual date of payment at the rate of LIBOR plus two percent (2%) per annum, or the maximum applicable legal rate, if less, computed for the actual number of days the payment was past due.

5.15         Mutual Convenience. The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts to Cephalon. FBIO hereby stipulates to the fairness and reasonableness of such royalty and other payments obligations and covenants not to allege or assert, nor to allow any of its Sublicensees or Affiliates to allege or assert, nor further to cause or support any other Third Parties to allege or assert, that any such royalty or other payments obligations are unenforceable or illegal in any way.

Article VI

INTELLECTUAL PROPERTY

6.1           Intellectual Property; Inventions.

(a)          The Parties acknowledge that the ownership rights set out in this Section 6.1 are subject to the terms and conditions of this Agreement (including the license grants and restrictions on licensing that are set forth in Article II).

(b)          Cephalon shall own all right, title and interest in and to the Cephalon Patents and the Cephalon Know-How.

(c)          The Parties agree that ownership of Know-How, patent rights or other intellectual property rights created or conceived through the performance of activities under this Agreement shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).

(d)          In furtherance of the foregoing, each Party shall, upon request by the other, promptly undertake and perform (and/or cause its Affiliates and its and their respective employees and/or agents to promptly undertake and perform) such further actions as are reasonably necessary for Cephalon and FBIO, as between the Parties, to each perfect its title in any such Know-How, patent rights or other intellectual property rights as set forth in the foregoing provisions of this Section 6.1, as applicable, including by causing the execution of any assignments or other legal documentation, and/or providing the other Party or its patent counsel with reasonable access to any employees or agents who may be inventors of such Know-How, patent rights or other intellectual property rights.

6.2           Patent Prosecution and Maintenance.

(a)          Cephalon Patents. FBIO shall have the first right, and shall use Commercially Reasonable Efforts, to pursue the filing, prosecution, and maintenance of the Cephalon Patents. FBIO shall be solely responsible for all costs and expenses incurred by FBIO in filing, prosecuting and maintaining the Cephalon Patents in the Territory. FBIO and its chosen patent counsel, which shall be reasonably acceptable to Cephalon (“Patent Counsel”), shall take all actions reasonably requested by Cephalon and its patent counsel in connection with FBIO’s obligations under this Section 6.2(a) with respect to filing, prosecution, and maintenance, including without limitation, facilitating and permitting direct communication with Cephalon and its patent counsel.

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(b)          New or Revised Applications. FBIO shall, upon forming an intention to file or revise one or more patent applications which are Cephalon Patents subject to the license grants in Section 2.1, promptly inform Cephalon of such intention, and shall provide Cephalon with the opportunity to comment on the content of such FBIO patent application before so filing or revising. FBIO shall consider any such reasonable Cephalon comments in good faith.

(c)          Liaising. FBIO shall provide Cephalon with a copy of all documents generated or received by FBIO or its attorneys in connection with the filing, prosecution and maintenance of the Cephalon Patents, including, but not limited to, briefs, office actions, examinations, correspondence, etc. FBIO shall keep Cephalon promptly and regularly informed of the course of the filing and prosecution of Cephalon Patents or related proceedings (e.g. interferences, oppositions, reexaminations, reissues, revocations or nullifications) in a timely manner, and to reasonably take into consideration the advice and recommendations of Cephalon and its patent counsel, and FBIO shall authorize its Patent Counsel to speak directly with Cephalon and its patent counsel. In the course of providing comments as contemplated in this Section, if Cephalon expresses its reasonable disagreement with FBIO’s proposed course of action, and Cephalon and FBIO are unable to reconcile their differences in an expeditious manner, the matter shall be resolved by a Third Party patent counsel mutually selected by the Parties who (and whose firm) is not, and was not at any time during the five (5) years prior to such dispute, an employee, consultant, legal advisor, officer, director or stockholder of, and does not have any conflict of interest with respect to, either Party. Any decision by such Third Party patent counsel regarding any such dispute shall be made in a manner consistent, and not otherwise in conflict, with the terms of this Agreement. The Parties shall equally share in the costs and expenses of retaining such Third Party patent counsel for any such prosecution disputes.

(d)          Election Not to File/Prosecute/Maintain Cephalon Patents. Cephalon acknowledges and agrees that FBIO shall not be required to file, prosecute or maintain the Cephalon Patents. If FBIO provides Cephalon with written notification that it shall no longer support or pursue the filing, prosecution, or maintenance of a specified Cephalon Patent in a particular country, then (i) FBIO’s responsibility for such filing, prosecution, or maintenance of such Cephalon Patent in such country, and the fees and costs related thereto, shall terminate on the date sixty (60) calendar days after Cephalon’s receipt of such written notice from FBIO, and (ii) Cephalon shall have the right, but not the obligation, to assume control of, and responsibility for, the filing, prosecution, or maintenance of such Cephalon Patent in such country, at Cephalon’s expense. In such event, such patent shall no longer be deemed a Cephalon Patent or subject to the licenses and rights set forth herein; provided, that if such patent is a composition of matter patent in such country, then all licenses and rights with respect to such country shall terminate as well.

6.3           Listing of Patents. FBIO shall have the sole right to determine which of the Cephalon Patents, if any, shall be listed for inclusion in the Approved Drug Products with Therapeutic Equivalence Evaluations publication (known as the “Orange Book”) pursuant to 21 U.S.C. Section 355, or any successor Law in the United States, or any similar patent listing in any other country, in each case with respect to the Licensed Products. Cephalon shall co- operate with FBIO to list any of said Cephalon Patents with respect to the Licensed Products.

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6.4           Patent Term Extension. If elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country with respect to any Licensed Product becomes available, upon Regulatory Approval or otherwise, the Parties shall mutually agree on which issued patent to extend, and in any event, the Parties understand and agree that a Cephalon Patent shall be extended (including in the U.S. upon Regulatory Approval thereof), if possible, in lieu of any other patent right only if such Cephalon Patent would extend longer than such other patent right. In addition, the Parties shall seek the maximum patent term extension available for all Cephalon Patents in accordance with this Section 6.4. The prosecution activities related to the foregoing shall be governed by Section 6.1.

6.5           Data Exclusivity. With respect to data exclusivity periods (such as those periods listed in the Orange Book (including any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all equivalents in any country), FBIO, in consultation with Cephalon, shall seek and maintain all such data exclusivity periods that may be available for any of the Licensed Products.

6.6           Notification of Patent Certification. Each Party shall notify and provide the other Party with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a Cephalon Patent pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) of the United States Federal Food, Drug, and Cosmetic Act (as amended or any replacement thereof), or any other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies shall be provided to the other Party within five (5) days after such Party receives such certification, and shall be sent to the address set forth in Section 11.7.

6.7           CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party shall have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Agreement, but only with the prior written consent of the other Party in its sole discretion. In the event that a Party intends to invoke the CREATE Act, once agreed to by the other Party as required by the preceding sentence, it shall notify the other Party and the other Party shall cooperate and coordinate its activities with such Party with respect to any filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

6.8           Enforcement of Patents.

(a)          Notice. If either Cephalon or FBIO believes that a Cephalon Patent is being infringed by a Third Party with respect to compounds or products that target PARP (“Competitive Infringement”) or if a Third Party claims that any Cephalon Patent is invalid or unenforceable, the Party possessing such knowledge or belief shall notify the other and provide it with details of such infringement, misappropriation or claim that are known by such Party, together with any available written evidence of such alleged infringement, misappropriation or claim.

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(b)          Action by FBIO.

(i)          FBIO shall have the first right, but not the obligation, in its own name and at its own expense to enforce the Cephalon Patents and prosecute apparent Third Party infringers when, in its judgment, such action may be reasonably necessary and justified with respect to Competitive Infringement.

(ii)         FBIO has three (3) months from the date of receiving satisfactory written evidence from Cephalon of Competitive Infringement to decide whether to bring an action or proceeding to terminate the Competitive Infringement. FBIO shall give Cephalon written notice of its decision by the end of this three (3)-month period. If FBIO notifies Cephalon that it intends to prosecute the alleged infringer, then FBIO has three (3) months from the date of its notice to Cephalon to either (A) cause the Competitive Infringement to terminate or (B) initiate legal proceedings against the infringer. If any such suit is brought by FBIO in its own name, or jointly with Cephalon if required by law, it shall be at FBIO’s sole cost and expense and on its own behalf. Cephalon shall reasonably assist FBIO in any action or proceeding being defended or prosecuted if so requested, and shall be named in or join such action or proceeding if requested by FBIO or if Cephalon so requests. FBIO shall bear all related and reasonable legal costs and expenses if Cephalon is required to be named in or joined in such action or proceeding or is joined in such action or proceeding at FBIO’s request. Cephalon may participate in any such action or proceeding at its election and expense (other than as provided in the immediately preceding sentence), whether or not Cephalon is a named party to any such action or proceeding, and FBIO shall reasonably cooperate with Cephalon in such participation.

(c)          Action by Cephalon.

(i)          If FBIO notifies Cephalon within the first three (3)-month period that it does not intend to prosecute the Competitive Infringement or, if FBIO fails to cause the Competitive Infringement to terminate or bring legal action or proceeding to compel termination within three (3) months of the date of its notice to Cephalon (and in all events at least ten (10) days before the end of the applicable Hatch-Waxman Time Period, as defined below), then Cephalon may initiate legal actions or proceedings against the alleged Third Party infringer, in its own name and at its expense and entirely under its own direction and control, according to the terms of this Section 6.8(c). FBIO shall reasonably assist Cephalon in any action or proceeding being defended or prosecuted if so requested, and shall join such action or proceeding if requested by Cephalon. FBIO shall have the right to participate in any such action or proceeding with its own counsel at its own expense and without reimbursement. For purposes of this Agreement, “Hatch-Waxman Time Period” means the applicable period of time during which a patent holder or licensee has the right to file an infringement suit to maintain certain rights and privileges upon receipt of Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application or an application under § 505(b)(2) of the United States Food, Drug, and Cosmetic Act (as amended), or any other similar patent certification by a Third Party, or any foreign equivalent thereof.

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(ii)         Regardless of whether Cephalon is joined or joins any legal proceeding initiated by FBIO, no settlement, consent judgment or other voluntary final disposition of the legal action or proceeding may be entered into without the consent of Cephalon, which consent may not be unreasonably withheld or delayed.

6.9           Cooperation. If one party initiates legal actions or proceedings to enforce the Cephalon Patents against Competitive Infringement pursuant to this Article VI, the other party shall cooperate with and supply all assistance reasonably requested by the party initiating the actions or proceedings, at the initiating party’s request and expense.

6.10         Withdrawal. If either Party brings an action or proceeding under Section 6.8 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of Section 6.8.

6.11         Damages. In the event that either Party exercises the rights conferred in Section 6.8 and recovers any damages or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including attorney’s fees), unless not reimbursable hereunder. If such recovery is insufficient to cover all such costs and expenses of both Parties, the controlling Party’s costs shall be paid in full first before any of the other Party’s costs. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be *.

6.12         Declaratory Judgment Actions. In the event that any Third Party initiates a declaratory judgment action or other proceeding alleging the invalidity or unenforceability of any of the Cephalon Patents, or if any Third Party brings an infringement action or other proceeding against FBIO or its Affiliates or Sublicensees with respect to any Licensed Product, then FBIO shall have the right to defend such action or proceeding under its own control and at its own expense; provided, however, that the Parties shall mutually agree that Cephalon may assume control of such defense, at its own expense, if Cephalon in good faith believes that assuming control of such defense is beneficial to the Parties. Each Party shall notify the other immediately upon learning of any such action, proceeding, claim or demand. FBIO shall NOT enter into any settlement, consent judgment or other voluntary final disposition of any action or proceeding under this Section 6.12, including any action or proceeding which restricts the scope, or adversely affects the enforceability of any Cephalon Patents, without the prior written consent of Cephalon. Any recovery shall be first applied to reimburse each Party pro rata for any out-of pocket expenses it may have incurred with respect to defense of such action and the remainder shall be retained entirely by the Party controlling the action; provided, however, that any recovery for infringement shall be distributed as described in Section 6.11.

* Confidential material redacted and filed separately with the Commission.

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6.13         Patent Marking. FBIO shall mark, and shall cause all of its Affiliates and Sublicensees to mark, virtually or otherwise, all Licensed Products with all Cephalon Patents in accordance with applicable Law, which marking obligation shall continue for as long as required under applicable Law.

Article VII

CONFIDENTIALITY

7.1           Definitions. FBIO and Cephalon each recognizes that during the Term, a Party (the “Disclosing Party”) may disclose or provide Confidential Information (as defined herein) to the other Party (the “Receiving Party”). The disclosure and use of Confidential Information shall be governed by the provisions of this Article VII. Neither FBIO nor Cephalon shall use the other’s Confidential Information except as expressly permitted in this Agreement. For purposes of this Agreement, “Confidential Information” means all confidential or proprietary information (including information relating to the business, operations and products of a Party or any of its Affiliates), including Third Party information, disclosed or provided by the Disclosing Party to the Receiving Party or its Affiliates or Sublicensees, regardless of whether any of the foregoing are marked ”confidential” or ”proprietary” or communicated to the other by the disclosing Party or its Affiliates in oral, written, graphic, or electronic form.

7.2           Obligation. Each Receiving Party agrees that it shall disclose the Disclosing Party’s Confidential Information to its own (or its respective Affiliate’s, or with respect to FBIO, its Sublicensees’) officers, employees, consultants, representatives and agents only if and to the extent necessary to carry out their respective responsibilities under this Agreement or in accordance with the exercise of their rights under this Agreement, and such disclosure shall be limited to and consistent with such responsibilities and rights hereunder. In addition, Receiving Party may disclose Confidential Information as follows (a) on a need-to-know basis to such party’s legal and financial advisors; (b) as reasonably necessary in connection with an actual or potential (i) permitted Sublicense of such Party’s rights hereunder, (ii) debt or equity financing of the Receiving Party, or (iii) acquisition, consolidation, share exchange or other similar transaction involving the Receiving Party and any Third Party; (c) to the extent the Receiving Party is FBIO, to any Third Party that is or may be engaged by FBIO to perform services in connection with the Development, Manufacture or Commercialization of License Products as necessary to enable such Third Party to perform such services; and (d) as reasonably necessary to make regulatory filings with respect to the Licensed Products or to respond to any inquiry made by a Regulatory Authority with respect to Licensed Products and to prosecute or maintain patent rights, or to file, prosecute or defend litigation related to patent rights. Except as set forth in the foregoing sentence, the Receiving Party shall not disclose Confidential Information of the Disclosing Party to any Third Party without the Disclosing Party’s prior written consent. In all events, however, any and all disclosure to a Third Party (or to any such Affiliate or Sublicensee) shall be pursuant to the terms of a non-disclosure/nonuse agreement no less restrictive than this Article VII. The Party which disclosed Confidential Information of the other to any Third Party (or to any such Affiliate or Sublicensee) shall be responsible and liable for any disclosure or use by such Third Party, Affiliate or Sublicensee (or its disclosees) which would have violated this Agreement if committed by the Party itself. No Receiving Party shall use Confidential Information of the Disclosing Party except as expressly allowed by and for the purposes of this Agreement. Each Receiving Party shall take such action to preserve the confidentiality of the Disclosing Party’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information (but in no event less than a reasonable standard of care). Upon expiration or termination of this Agreement, each Receiving Party, upon the Disclosing Party’s request, shall return or destroy (at Disclosing Party’s discretion) all the Confidential Information disclosed to the Receiving Party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days after the request, except for one archival copy (and such electronic copies that exist as part of the Receiving Party’s computer systems, network storage systems and electronic backup systems) of such materials solely to be able to monitor its obligations that survive under this Agreement.

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7.3           Exceptions. The non-use and non-disclosure obligations set forth in this Article VII shall not apply to any Confidential Information, or portion thereof, that the Receiving Party can demonstrate by competent evidence:

(a)          at the time of disclosure is in the public domain;

(b)          after disclosure, becomes part of the public domain, by publication or otherwise, through no fault of the Receiving Party or its disclosees (including any Affiliates or Sublicensees);

(c)          is made available to the Receiving Party by an independent Third Party without an obligation of confidentiality with respect to such information; or

(d)          is independently developed by the Receiving Party without access, use or reference to the Disclosing Party’s information.

In addition, the Receiving Party may disclose Confidential Information that is required to be disclosed by Law, by a valid order of a court or by order or regulation of a governmental agency, including but not limited to, regulations of the SEC, FTC, or in the course of arbitration or litigation; provided, however, that in all cases the Receiving Party shall give the other party prompt notice of the pending disclosure and make a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order or confidential-treatment order preventing or limiting (to the greatest possible extent and for the longest possible period) the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

7.4           Terms of this Agreement. The Parties agree that the terms of this Agreement shall be treated as Confidential Information of both Parties, and may only be disclosed as permitted by this Article VII.

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7.5           Publicity; Publications. The Parties, upon the execution of this Agreement, shall jointly issue a press release with respect to this Agreement and such press release shall be in substantially the form set forth as Exhibit A attached hereto with the final version subject to the mutual agreement of the Parties. Either Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party. Subject to the foregoing, except as required by applicable Laws (including those relating to disclosure of material information to investors), neither Party shall issue a press or news release or make any similar public announcement (it being understood that publication in scientific journals, presentation at scientific conferences and meetings and the like are not subject to this Section 7.5) related to the terms or existence of this Agreement or the conduct of the Development program or the Commercialization of Licensed Products without the prior written consent of the other Party (a “Required Disclosure”). For all such Required Disclosures the Party making the Required Disclosure shall use best efforts to (a) provide the other Party with notice and a copy of such proposed disclosure as far in advance of such filing or other disclosure as is reasonably practicable under the circumstances, and (b) provide the other Party a reasonable opportunity to request confidential treatment or review and comment on such communications. Notwithstanding anything to the contrary herein, if a Party seeking to make a disclosure required by applicable Law as set forth in this Section 7.5, and the other Party provides comments, the Party seeking to make such disclosure or its counsel, as the case may be, will in good faith (i) consider incorporating such comments and (ii) use reasonable efforts to incorporate such comments, limit disclosure or obtain confidential treatment to the extent reasonably requested by the other Party. Once any press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party. Neither Party shall use the name of the other Party or its Affiliates in relation to this transaction in any public announcement, press release, publication or other public document without the prior written consent of such other Party; provided, however, that either Party may use the name of the other Party in any document filed with any Governmental Body or as otherwise permitted under this Agreement, including in this Article VII; provided further that FBIO may use the name and any logo of Cephalon to identify Cephalon as a partner of FBIO on any website of FBIO in a manner agreed to in writing in advance of such use by Cephalon. Without limiting the foregoing, FBIO shall use reasonable efforts to provide Cephalon with a copy (to the attention of “Alliance Management” pursuant to Section 11.7) of each abstract, presentation, manuscript and similar materials intended to be published or presented by FBIO or its Affiliates or Sublicensees in any medium or forum within ten (10) Business Days of publishing or presenting such materials.

7.6           Survival. The provisions of this Article VII shall survive expiry or termination of this Agreement for a period of ten (10) years thereafter.

Article VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1           Representations and Warranties. (a) FBIO represents and warrants to Cephalon, and (b) Cephalon represents to FBIO, in each case as of the Effective Date:

(a)          Such Party is a corporation duly organized and validly existing under the Laws of the jurisdiction of its incorporation;

(b)          Such Party has all right, power and authority to enter into this Agreement, and to perform its obligations under this Agreement;

(c)          Such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

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(d)          This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and by general equitable principles;

(e)          To the best of such Party’s knowledge, the execution, delivery and performance of this Agreement by such Party does not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument to which such Party is a party or by which such Party is bound;

(f)          To the best of such Party’s knowledge, all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained; and the execution, delivery and performance of this Agreement by such Party does not violate any Law of any Governmental Body having authority over such Party;

(g)          No person or entity has or shall have, as a result of the execution and delivery of or as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon such Party for any commission, fee or other compensation as a finder or broker because of any act by such Party or its Affiliates, agents or Sublicensees; and

(h)          To the best of such Party’s knowledge, no agreement between it and any Third Party is in conflict with the rights granted to any other Party pursuant to this Agreement.

8.2           Additional Representations and Warranties of Cephalon. Cephalon represents and warrants to FBIO as of the Effective Date that:

(a)          No consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by Cephalon or the consummation by Cephalon of the transactions contemplated hereby;

(b)          Cephalon or its Affiliates exclusively own all right, title and interest in and to the Cephalon Patents. Schedule 1 attached hereto contains a true and complete list of patents and patent applications Controlled by Cephalon and its Affiliates as of the Effective Date that exclusively relate to the Licensed Compound;

(c)          Cephalon has full right and authority to grant the licenses set forth in Section 2.1 and it has not granted or conferred upon or undertaken to grant to or confer upon any person, with or without consideration, and there are no outstanding options, licenses, rights or agreements of any kind which grant any rights relating to the Cephalon Technology, and has not undertaken to grant any Third Party with any rights in any of the above, in each case, that would conflict with or limit the scope of any of the rights or licenses granted to FBIO hereunder.

(d)          To Cephalon’s knowledge, there is no Third Party that is infringing or misappropriating the Cephalon Technology.

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(e)          No action, claim, proceeding or inquiry or investigation is pending or, to the knowledge of Cephalon, threatened by any Third Party with respect to the patentability or validity of any claims of any of the Cephalon Patents.

(f)          To Cephalon’s knowledge, the Development and Commercialization of the Licensed Compounds do not infringe any patent rights of a Third Party that may have rights which conflict or interfere with the grant to, or exercise of the licenses set forth in Section 2.1 by, FBIO as envisaged herein.

(g)          *.

8.3           Disclaimer. Notwithstanding the representations and warranties set forth in this Article VIII, FBIO acknowledges and accepts the risks inherent in attempting to Develop and Commercialize any pharmaceutical product. There is no implied representation that the Licensed Compounds or Licensed Products can be successfully Developed or Commercialized.

8.4            EXCEPT AS EXPRESSLY SET FORTH HEREIN, CEPHALON DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY CEPHALON PATENT OR CEPHALON KNOW-HOW, ANY LICENSED COMPOUND, OR ANY LICENSED PRODUCTS, INCLUDING ANY WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENTS, TITLE, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE OR NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

Article IX

INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE

9.1            Indemnification by FBIO. FBIO shall indemnify, defend and hold Cephalon and its Affiliates and each of their respective employees, officers, directors and agents (each a “Cephalon Indemnitee”) harmless from and against any and all actions, judgments, settlements, liabilities, damages, penalties, fines, losses, costs and expenses (including reasonable attorneys’ fees and expenses) to the extent arising out of any Third Party claim, demand, action or other proceeding (each, a “Claim”) arising out of or resulting from (a) the Development, Manufacture, Commercialization (including testing, handling, storage, transportation, sale or use or other disposition) of any Licensed Compound or Licensed Product; (b) FBIO’s or its Affiliates’ and Sublicensees’ use or practice of the Cephalon Technology; (c) breach by FBIO of any of its representations, warranties, covenants or obligations set forth in this Agreement, or (d) FBIO’s or its Affiliates’ and Sublicensees’ gross negligence, recklessness or willful misconduct; provided, however, that FBIO’s obligations pursuant to this Section 9.1 shall not apply to the extent such Claims are subject to Cephalon’s indemnification obligations set forth in Section 9.2.

* Confidential material redacted and filed separately with the Commission.

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9.2           Indemnification by Cephalon. Cephalon shall indemnify, defend and hold FBIO and its Affiliates and each of their respective agents, employees, officers and directors (each a “FBIO Indemnitee”) harmless from and against any and all Claims arising out of or resulting from (a) breach by Cephalon of its representations, warranties, covenants or obligations set forth in this Agreement, or (b) Cephalon’s or its Affiliates’ and Sublicensees’ gross negligence, recklessness or willful misconduct; provided, however, that Cephalon’s obligations pursuant to this Section 9.2 shall not apply to the extent such Claims are subject to Cephalon’s indemnification obligations set forth in Section 9.1.

9.3           Procedure.

(a)          The Party or other Person intending to claim indemnification under this Article IX (an “Indemnified Party”) shall promptly notify the opposed Party (the “Indemnifying Party”) of any Claim in respect of which the Indemnified Party intends to claim such indemnification (provided, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation under this Agreement except to the extent the Indemnifying Party has suffered actual prejudice directly caused by the delay or other deficiency), and the Indemnifying Party shall assume the defense thereof (with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party) whether or not such Claim is rightfully brought; provided, however, that an Indemnified Party shall have the right to retain its own counsel and to participate in the defense thereof, with the fees and expenses to be paid by the Indemnified Party unless the Indemnifying Party does not assume the defense or unless a representation of both the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to the actual or potential differing interests between them, in which case the reasonable fees and expenses of counsel retained by the Indemnified Party shall be paid by the Indemnifying Party. For clarity, in no event shall the Indemnifying Party be required to pay for more than one separate counsel no matter the number or circumstances of all Indemnified Parties.

(b)          If the Indemnifying Party shall fail to timely assume the defense of and reasonably defend such Claim, the Indemnified Party shall have the right to retain or assume control of such defense and the Indemnifying Party shall pay (as incurred and on demand) the fees and expenses of counsel retained by the Indemnified Party.

(c)          The Indemnifying Party shall not be liable for the indemnification of any Claim settled (or resolved by consent to the entry of judgment) without the written consent of the Indemnifying Party. Also, if the Indemnifying Party shall control the defense of any such Claim, the Indemnifying Party shall have the right to settle such Claim; provided, that the Indemnifying Party shall obtain the prior written consent (which shall not be unreasonably withheld or delayed) of the Indemnified Party before entering into any settlement of (or resolving by consent to the entry of judgment upon) such Claim unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person by an Indemnified Party, no requirement that the Indemnified Party admit negligence, fault or culpability, and no adverse effect on any other claims that may be made by or against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such settlement does not require the Indemnified Party to take (or refrain from taking) any action.

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(d)          The Indemnified Party, and its employees and agents, shall cooperate fully with the Indemnifying Party and its legal representatives in the investigations of any Claim.

(e)          Regardless of who controls the defense, each Party hereto shall reasonably cooperate in the defense as may be requested.

9.4           Expenses. As the Parties intend complete indemnification, all costs and expenses of enforcing any provision of this Article IX shall also be reimbursed by the Indemnifying Party...

9.5           Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF A BREACH OF THIS AGREEMENT, PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT THE INDEMNITY OBLIGATIONS SET FORTH IN SECTIONS 9.1 AND 9.2, A PARTY’S OR ITS AFFILIATES’ DIRECT OR INDIRECT VIOLATION OF THE SCOPE OF EXCLUSIVE RIGHTS GRANTED TO FBIO HEREUNDER OR EITHER PARTY’S LIABILITY FOR A BREACH OF Article VII.

9.6           Insurance. During the Term and for at least two (2) years thereafter, FBIO shall carry and maintain insurance of the types and in amounts which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities. Such insurance shall insure against all liability, including but not limited to, bodily injury or property damage arising out of the manufacture, sale, distribution, marketing, Development or Commercialization of any Licensed Compounds or Licensed Products. Such insurance shall include commercial general liability insurance, including product liability insurance, which coverage shall have limits of liability which are commercially reasonable for a U.S. pharmaceutical company of comparable activity. The coverage limits set forth herein will not create any limitation on FBIO’s liability to Cephalon under this Agreement.

Article X

TERM AND TERMINATION

10.1         Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article X, shall continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis until the Royalty Term in such country with respect to such Licensed Product expires, at which time this Agreement shall expire in its entirety with respect to such Licensed Product in such country. The “Term” means the period from the Effective Date until the earlier of termination of this Agreement as provided in this Article X or expiration of this Agreement upon the expiration of the last-to-expire Royalty Term. The Parties confirm that subject to the foregoing sentence, this Agreement shall not be terminated or invalidated by any future determination that any or all of the Cephalon Patents have expired or been invalidated.

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10.2         Termination upon Material Breach. If a Party breaches any of its material obligations under this Agreement, the Party not in breach may give to the breaching Party a written notice specifying the nature of the breach, requiring it to cure such breach, and, if desired, stating its intention to terminate this Agreement if such breach is not cured. If such breach is not capable of being cured, or is capable of being cured but nonetheless has not within ninety (90) days after the receipt of such notice been cured, then the Party not in breach shall (in addition to and not in lieu of all other available rights and remedies) be entitled to at its option either (a) terminate this Agreement immediately by written notice to the other Party, or (b) continue this Agreement in full force and effect and seek any legal or equitable remedies that the non-breaching Party may have. Notwithstanding the foregoing provisions, in the event of a good-faith dispute as to whether any alleged breach is in fact a material breach, termination under this Section 10.2 in respect of such alleged breach shall not take effect unless and until such dispute is finally resolved (by the final unappealable decision of a court or arbitrator or otherwise) in favor of the Party alleging the breach. In case of a breach of an obligation to pay money, which obligation to pay is not disputed in good faith, the cure period shall be sixty (60) days instead of ninety (90) days.

10.3         Termination by Cephalon for Cause. Cephalon may terminate this Agreement by delivering written notice to FBIO, such termination to be effective upon ninety (90) days following the date of such notice, in the event of any of the following:

(a)          FBIO fails to commence a * for a Licensed Product prior to the * of the Effective Date; or

(b)          FBIO fails to commence at least * for the Licensed Products in at least * Indications.

10.4         Termination by Cephalon for Patent Challenge.

(a)          Cephalon will have the right to terminate this Agreement in full upon written notice to FBIO in the event that FBIO or any of its Affiliates or Sublicensees directly or indirectly asserts a Patent Challenge; provided, that with respect to any such Patent Challenge by any non-Affiliate Sublicensee, Cephalon will not have the right to terminate this Agreement under this Section 10.4(a) if FBIO (i) causes such Patent Challenge to be terminated or dismissed or (ii) terminates such Sublicensee’s Sublicense to the Cephalon Patents being challenged by the Sublicensee, in each case within sixty (60) days of Cephalon’s notice to FBIO under this Section 10.4(a). In the event FBIO or any of its Affiliates intends to assert a Patent Challenge in any forum, not less than sixty (60) days prior to making any such assertion, FBIO will provide to Cephalon a complete written disclosure of each basis known to FBIO and its Affiliates for such assertion.

(b)          FBIO acknowledges and agrees that this Section 10.4 is reasonable, valid and necessary for the adequate protection of Cephalon’s interest in and to the Cephalon Patents, and that Cephalon would not have granted to FBIO the licenses under the Cephalon Patents, without this Section 10.4. Cephalon will have the right, at any time in its sole discretion, to strike this Section 10.4 (or any portion thereof) from this Agreement, and Cephalon will have no liability whatsoever as a result of the presence or absence of this Section 10.4 (or any struck portion thereof).

* Confidential material redacted and filed separately with the Commission.

36

10.5         Termination for Bankruptcy. Cephalon may terminate this Agreement immediately upon written notice to FBIO in the event that FBIO has a petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such filing, files a petition in bankruptcy, or makes an assignment for the benefit of creditors. FBIO may terminate this Agreement immediately upon written notice to Cephalon in the event that Cephalon has a petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such filing, files a petition in bankruptcy, or makes an assignment for the benefit of creditors.

10.6         Termination by FBIO. FBIO may terminate this Agreement in its entirety without cause at any time upon at least one-hundred eighty (180) days prior written notice to Cephalon, provided that FBIO has paid to Cephalon all amounts due and payable up to the effective date of termination.

10.7         Effect of Termination.

(a)           No release. Upon expiration or termination of this Agreement for any reason, nothing in this Agreement may be construed to release either party from any liability or obligation that accrued or matured prior to the effective date of the expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

(b)           Survival. The provisions of 5.8 (with respect to payments which accrued prior to the effective date of termination), 5.9, 5.10, 5.11, 5.12, 5.13, 5.14 and 10.7 and Articles 7, 9 and 11 shall survive termination or expiration of this Agreement.

(c)           Consequences. In the event of termination pursuant to Sections 10.2, 10.3, 10.4, 10.5 or 10.6:

(i)           Wind-down. Except as may otherwise be agreed in writing by the Parties, FBIO will be responsible at its own expense for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any then on-going clinical trials hereunder for which it has responsibility.

(ii)         Inventory. At Cephalon’s election, either (A) FBIO or its Affiliate(s) or Sublicensees will sell to Cephalon all inventory of Licensed Compounds or Licensed Products in FBIO’s (or its Affiliate’s or Sublicensees’) possession, and in connection therewith, Cephalon shall pay to FBIO *, or (B) FBIO, any Affiliate(s) and any Sublicensees may, after the effective date of termination, for a period of six (6) months sell all Licensed Products that are in inventory as of the date of written notice of termination, provided that FBIO shall pay to Cephalon *. From and after the date of any notice of termination until the effective date of termination, FBIO shall not participate in any activity of the type sometimes referred to as “channel stuffing” or that would result in an increase, temporary or otherwise, in the demand for any Licensed Product in the Field in the Territory prior to such date.

* Confidential material redacted and filed separately with the Commission.

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(iii)        Licenses. All licenses and other rights granted by Cephalon to FBIO hereunder will terminate and such licenses and other rights will revert to Cephalon, and FBIO and its Affiliates and Sublicensees will have no further rights to use any Cephalon Technology (except as expressly set forth in Sections 10.7(c)(i), 10.7(c)(ii) and 10.7(c)(iv)). Each Party will promptly return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information and any materials, Cephalon Technology, Licensed Compounds and Licensed Products provided by or on behalf of such other Party hereunder that are in such Party’s (or its Affiliates’ or in the case of FBIO’s Sublicensees’) possession or control, save that such Party will have the right to retain (A) one (1) copy of intangible Confidential Information of such other Party for legal purposes, and (B) any of the foregoing that such Party retains any license or other right hereunder. FBIO and its Affiliates and Sublicensees will cease to Develop, Manufacture or Commercialize any Licensed Compounds and Licensed Products and cease all use and practice of the Cephalon Technology.

(iv)        Sublicenses. Upon termination of this Agreement by FBIO pursuant to Sections 10.2 or 10.6, or by Cephalon pursuant to Sections 10.2, 10.3, 10.4 or 10.5, and FBIO or an Affiliate has granted a Sublicense that is in effect as of such termination and provided that such Sublicensee is not in material breach of such Sublicense as of such termination, then *.

(v)         Regulatory. At Cephalon’s election, all Regulatory Approvals, Regulatory Filings, regulatory documents and regulatory communications owned (in whole or in part) or otherwise controlled by FBIO and its Affiliates and Sublicensees concerning any Licensed Compounds or Licensed Products will be assigned to Cephalon, and FBIO will provide to Cephalon one (1) copy of the foregoing and all documents contained in or referenced in any such items, together with the raw and summarized data for any clinical trials (and where reasonably available, electronic copies thereof). In the event of failure to obtain assignment, FBIO hereby consents and grants to Cephalon the right to access and reference (without any further action required on the part of FBIO, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item. During the three (3) month period following the effective date of any such termination, FBIO shall cooperate with Cephalon in order to ensure the orderly transfer of such Regulatory Approvals, Regulatory Filings, regulatory documents, regulatory communications and data to Cephalon’s personnel.

* Confidential material redacted and filed separately with the Commission.

38

(vi)        Transition Assistance. At Cephalon’s election, FBIO and its Affiliates and Sublicensees shall reasonably cooperate with Cephalon and its designees to facilitate a smooth, orderly and prompt transition to Cephalon or its designees of its activities with respect to Licensed Compounds and Licensed Products, including any ongoing Development, Manufacturing and Commercialization of Licensed Compounds and Licensed Products, and including any litigation described in Sections 6.8 or 6.12, for a period agreed to by the Parties (not to exceed twelve (12) months after the Term); provided that the transition of any litigation described in Sections 6.8 or 6.12 may be transitioned from FBIO to Cephalon, upon Cephalon’s written request, prior to the effective date of termination upon the mutual agreement of the Parties, such agreement not to be unreasonably withheld, conditioned or delayed. During the pendency of any transition, FBIO will cooperate in good faith with Cephalon regarding any litigation under Sections 6.8 or 6.12 and will not take any action in such actions that would reasonably be expected to have a material adverse effect on any Licensed Product. In connection with the transfer of activities under this Section 10.7(c)(vi), the Parties will develop and agree upon a written plan to effect such transition. For a period agreed to by the Parties (not to exceed six (6) months after the Term), in the event that FBIO or its Affiliates or Sublicensees has a manufacturing site for the Licensed Products and only if an assignment under Section 10.7(vii) is not possible or successful, FBIO or its Affiliates or Sublicensees shall manufacture and supply Licensed Products to Cephalon at FBIO’s fully-burdened manufacturing cost.

(vii)       Manufacturing. At Cephalon’s election, FBIO will use reasonable efforts to assign to Cephalon or its designee all then-existing Manufacturing contracts with Third Party contract manufacturers in connection with the Manufacture of any Licensed Compounds and Licensed Products. After such assignment, Cephalon will be solely responsible for the performance of the obligations under such Manufacturing contracts.

(viii)      Additional Studies Clinical Data. At Cephalon’s election, promptly after the effective date of termination, FBIO shall transfer a true and complete copy of all clinical data, results and reports that (a) are owned or controlled by FBIO as of the effective date of termination, and (ii) was created by or on behalf of FBIO and its Affiliates or Sublicensees following the Effective Date but prior to the effective date of termination as a result of any clinical trials in the Territory and under and pursuant to this Agreement, and (iii) are necessary or reasonably useful for Cephalon and its Affiliates to develop, manufacture and commercialize Licensed Compounds or Licensed Products in the Territory following the effective date of termination (“Additional Studies Clinical Data”). Effective from and after the effective date of termination, FBIO and its Affiliates hereby grant to Cephalon and its Affiliates worldwide, perpetual and irrevocable, nontransferable (except in connection with a permitted assignment of this Agreement in accordance with Section 11.2), exclusive license, with the right to grant sublicenses through multiple tiers, under the Additional Studies Clinical Data solely to develop, manufacture and commercialize such Licensed Compounds or Licensed Products in the Field in the Territory after the effective date of termination.

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(ix)         Reversion IP. At Cephalon’s election, FBIO hereby grants (without any further action required on the part of Cephalon), and agrees to grant to Cephalon and its Affiliates a worldwide, perpetual and irrevocable, nontransferable (except in connection with a permitted assignment of this Agreement in accordance with Section 11.2) license (the “Reversion License”), with the right to grant sublicenses through multiple tiers, in the Territory, under all Reversion IP that (A) is Controlled by FBIO (or any of its Affiliates or Sublicensees) as of the date of notice of termination, (B) is actually used or incorporated in any Licensed Compounds or Licensed Products as of the date of notice of termination, and (C) only to the extent necessary to Develop, Manufacture and Commercialize, and for the sole purpose of Developing, Manufacturing, and Commercializing, in each case, any Licensed Compounds or Licensed Products; in all cases in the Territory and in the Field. It is understood and agreed that with respect to any Reversion IP that is in-licensed by FBIO or any of its Affiliates or Sublicensees, Cephalon will be responsible for any payments due to a Third Party with respect thereto and Cephalon’s rights will be subject to the terms of the applicable Third Party agreement. The Reversion License will be exclusive (even as to FBIO) with respect to Reversion IP that is first created, conceived or made by or on behalf of FBIO or any of its Affiliates or Sublicensees during the conduct of the Development, Manufacture or Commercialization of any Licensed Compounds or Licensed Products under this Agreement, and will be otherwise non-exclusive, but in all cases is limited solely to the Development, Manufacture and Commercialization of any Licensed Compounds or Licensed Products, as provided in the immediately preceding sentences. At Cephalon’s written request, the Parties will enter into commercially reasonable prosecution, maintenance, enforcement and defense terms for the exclusively licensed Reversion IP, and Cephalon will bear the costs of such prosecution, maintenance, enforcement and defense activities to the extent controlled by Cephalon. For purposes hereof, “Reversion IP” means any patent rights or Know-How Controlled by FBIO or any its Affiliates or Sublicensees that claim or cover any Licensed Compounds or Licensed Products (subject to the last sentence of this Section 10.7(c)(ix)), or their method of manufacture or use, as such patent rights or Know-How exist as of the date of notice of termination (including any other patent right that claims priority, directly or indirectly, to any such patent right, no matter when any such other patent right is filed or issued). Notwithstanding anything to the contrary herein, in no event will any product owned or Controlled by FBIO or its Affiliates or Sublicensees (other than, for clarity, any Licensed Compounds or Licensed Products (i.e., excluding Combination Products)) be included or subject to the license set forth in this Section 10.7(c)(ix).

(x)          Royalty to FBIO. In the event of termination of this Agreement by FBIO pursuant to Sections 10.2, or 10.6, after *, then upon Cephalon’s election of the rights set forth in Section 10.7(v), Section 10.7(viii) or Section 10.7(ix), Cephalon shall pay to FBIO a royalty of * percent (*%) on aggregate annual worldwide net sales of all Licensed Products sold by Cephalon and its Affiliates in the Territory in a Calendar Year for a period of five (5) years after the First Commercial Sale of a Licensed Product, subject to a maximum royalty payment equal to (A) if such termination is effective prior to receipt of FDA or EMA approval of an NDA for a Licensed Product for the treatment of the first Indication, * percent (*%) * incurred by FBIO of such Licensed Products prior to the effective date of such termination, or (B) if such termination is effective after receipt of FDA or EMA approval of an NDA for a Licensed Product for the treatment of the first Indication, * percent (*%) * incurred by FBIO of such Licensed Products prior to the effective date of such termination. As it relates to the royalty due FBIO, Cephalon (and its Affiliates) shall comply with the same royalty reporting and audit requirements as detailed in this Agreement. For clarity, no royalty shall be owed by Cephalon in the event of (A) any termination of this Agreement by Cephalon pursuant to Sections 10.2, 10.3, 10.4, or 10.5 or by FBIO pursuant to Section 10.5, or (B) any termination of this Agreement *, and in each case (clauses (A) or (B)), the rights set forth in Section 10.7(v), Section 10.7(viii) and Section 10.7(ix) shall be royalty-free and fully paid-up.

* Confidential material redacted and filed separately with the Commission.

40

(xi)         Third Party Agreements. At Cephalon’s election, FBIO agrees to discuss in good faith and reasonably cooperate with Cephalon with respect to the assignment and transfer to Cephalon of FBIO’s and its Affiliates’ right, title and interest in and to any agreements between FBIO or any of its Affiliates and Third Parties that relate solely to the Development, Manufacture or Commercialization of any Cephalon Technology or Licensed Compounds or Licensed Products (including any Third Party licenses or sublicenses) and for any such agreement that does not relate solely to the Development, Manufacture or Commercialization of Cephalon Technology or Licensed Compounds or Licensed Products, the assignment (or license, if applicable) to Cephalon of only such portions of such agreements relating thereto. After such assignment, Cephalon will be solely responsible for the performance of the obligations under such contracts.

(xii)        Trademarks. At Cephalon’s election, FBIO will assign (or, if applicable, will cause its Affiliates or Sublicensees to assign) to Cephalon all of FBIO’s (and such Affiliates’ or Sublicensees’) worldwide right, title and interest in and to any registered or unregistered trademarks or internet domain names that are specific to and solely used for any Licensed Products (it being understood that the foregoing will not include any trademarks or internet domain names that contain the corporate or business name(s) of FBIO or any of its Affiliates or Sublicensees).

10.8         Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of applicable law outside the United States that provide similar protection for “intellectual property.” The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code or analogous provisions of applicable law outside the United States, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Cephalon Technology or Reversion IP and all embodiments of such Cephalon Technology or Reversion IP (as applicable), which, if not already in such Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the other Party’s written request therefor, unless such Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of such Party upon written request therefor by the other Party. Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

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Article XI

MISCELLANEOUS PROVISIONS

11.1         Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. No Party shall have any right or authority to commit or legally bind any other Party in any way whatsoever including, without limitation, the making of any agreement, representation or warranty and each Party agrees to not purport to do so.

11.2         Assignment.

(a)          Any assignment not in accordance with this Section 11.2 shall be void.

(b)          FBIO may not delegate, transfer or assign its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, to any Third Party without the prior written consent of Cephalon, which consent shall not be unreasonably withheld, conditioned or delayed; provided that, notwithstanding the foregoing, FBIO may assign its rights or licenses and/or delegate its obligations in whole or in part under this Agreement to an Affiliate or in connection with a Change of Control. As a condition to any permitted assignment hereunder, the assignee must expressly assume, in a writing delivered to Cephalon and signed by a duly authorized officer of the assignee (and in a form reasonably acceptable to Cephalon) all of FBIO’s obligations under this Agreement, whether arising before, at or after the assignment.

(c)          Cephalon may delegate, sell, transfer or assign its rights or obligations under this Agreement, in whole or part, to an Affiliate, any Third Party or in connection with a Change of Control. Further, Cephalon may sell, transfer or assign its rights to any Third Party to receive payments under Article V, and Cephalon may disclose Confidential Information of FBIO to one or more Third Parties in connection with any such assignment to enable the Third Parties to evaluate and monitor any such purchase, provided that such Third Parties are subject to confidentiality obligations consistent with those set forth in Article VII.

(d)          Any permitted assignee will assume all assigned obligations of its assignor under this Agreement. Subject to the foregoing, this Agreement shall be binding on the Parties and their successors and permitted assigns.

11.3         Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.4         Force Majeure. No Party shall be liable to any other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations under this Agreement (other than obligations for the payment of money) for the time and to the extent such failure or delay is caused by or results from acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, omissions or delays in acting by a governmental authority, acts of a government or an agency thereof or judicial orders or decrees or restrictions or any other like reason which is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable, and the time for performance shall be extended for a number of days equal to the duration of the force majeure.

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11.5         Entire Agreement of the Parties; Amendments. This Agreement and the Schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter (provided, that any and all previous nondisclosure/nonuse obligations are not superseded and remain in full force and effect in addition to the nondisclosure/nonuse provisions hereof). Each Party acknowledges that it has not relied, in deciding whether to enter into this Agreement on this Agreement’s expressly stated terms and conditions, on any representations, warranties, agreements, commitments or promises which are not expressly set forth within this Agreement. No modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized representative of each Party.

11.6         Governing Law; Consent to Jurisdiction. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the “New York Courts”) for any litigation among the parties hereto arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in any inconvenient forum or that there are indispensable parties to such litigation that are not subject to the jurisdiction of the New York Courts. To the extent that it may otherwise be applicable, the Parties hereby expressly agree to exclude from the operation of this Agreement the United Nations Convention on Contracts for the International Sale of Goods, concluded at Vienna, on 11 April 1980, as amended and as may be amended further from time to time.

11.7         Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if and only if delivered in person, or by express or overnight courier service to the Party to which it is directed at its physical address shown below or such other physical address as such Party shall have last given by such written notice to the other Party.

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If to FBIO, addressed to:

Fortress Biotech, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Attention: Michael S. Weiss, Executive Chairman

Email: msw@opuspointpartners.com

With a copy to:	Foley & Lardner LLP

3000 K Street, NW, Suite 600

Washington, DC 20007

Attention: Gilberto M. Villacorta

If to Cephalon, addressed to:

Cephalon, Inc.

41 Moores Road, Frazer, PA 19355

Attention: Head of Alliance Management

With a copy to:	Teva Pharmaceuticals

425 Privet Road, Horsham, PA 19044

Attention: General Counsel

and

Goodwin Procter LLP

53 State Street, Boston, MA 02109

Attention: Robert M. Crawford

11.8         Waiver. No waiver of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized representative of the waiving Party. A waiver by a Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof.

11.9         Rights and Remedies are Cumulative. Except to the extent expressly set forth herein, all rights, remedies, undertakings, obligations and agreements contained in or available upon violation of this Agreement shall be cumulative and none of them shall be in limitation of any other remedy or right authorized in law or in equity, or any undertaking, obligation or agreement of the applicable Party.

11.10      Severability. This Agreement is severable. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be to any extent prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement (or of such provision). The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

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11.11      Third Party Beneficiaries. Except for the rights of Indemnified Parties pursuant to Article IX hereof, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

11.12    No Implied License. No right or license is granted to FBIO hereunder by implication, estoppel, or otherwise to any Know-How, patent or other intellectual property right owned or controlled by Cephalon or its Affiliates, except by an express license granted hereunder. No right or license is granted to Cephalon hereunder by implication, estoppel, or otherwise to any Know-How, patent or other intellectual property right owned or controlled by FBIO or its Affiliates, except by an express license granted hereunder.

11.13      Equitable Relief. Each Party recognizes that the covenants and agreements herein and their continued performance as set forth in this Agreement are necessary and critical to protect the legitimate interests of the other Party, that the other Party would not have entered into this Agreement in the absence of such covenants and agreements and the assurance of continued performance as set forth in this Agreement, and that a Party’s breach or threatened breach of such covenants and agreements may cause the opposed Party irreparable harm and significant injury, the amount of which shall be extremely difficult to estimate and ascertain, thus potentially making any remedy at law or in damages inadequate. Therefore, each Party agrees that an opposed Party shall be entitled to seek specific performance, an order restraining any breach or threatened breach of Article VII and all other provisions of this Agreement, and any other equitable relief (including but not limited to temporary, preliminary and/or permanent injunctive relief). This right shall be in addition to and not exclusive of any other remedy available to such other Party at law or in equity.

11.14      Interpretation. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no provision of this Agreement shall be interpreted for or against a Party because that Party or its attorney drafted the provision.

11.15      Construction. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The Parties each acknowledge that they have had the advice of counsel with respect to this Agreement, that this Agreement has been jointly drafted, and that no rule of strict construction will be applied in the interpretation hereof. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Laws herein will be construed as referring to such Laws as from time to time enacted, repealed or amended, (c) any reference herein to any person will be construed to include the person’s permitted successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, or Schedules, unless otherwise specifically provided, will be construed to refer to Articles, Sections, and Schedules of this Agreement.

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11.16         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. A facsimile or a portable document format (.pdf) copy of this Agreement, including the signature pages, shall be deemed an original.

[the remainder of this page has been left blank intentionally]

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IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed and delivered by their respective duly authorized representatives as of the day and year first above written.

FORTRESS BIOTECH, INC.		CEPHALON, INC.

By:	/s/ Michael S. Weiss	By:	/s/ Ivana Magovcevic-Liebisch

Name:	Michael S. Weiss	Name:	Ivana Magovcevic-Liebisch

Title:	Executive Vice Chairman	Title:	SVP, Global Business Development

		By:	/s/ Michele Holcomb

		Name:	Michele Holcomb

		Title:	SVP, COO Global R&D

Signature Page

EXHIBIT A

Joint Press Release

See Attached

Schedule 1

Cephalon Patents

Teva Ref.	Country	Title	Status	Appl. No.	Appl. Date	Publ. No.	Publ. Date	Grant No.	Grant Date	Expected Expiry Date	Notes

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*.2	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*		*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

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*	*	*	*	*	*	*	*	*	*	*

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*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*		*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*		*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

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*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

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*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*

*	*	*	*	*	*		*

*	*	*	*	*	*			*	*	*

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*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*

*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*

*	*	*	*	*	*		*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*

*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

*	*	*	*	*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*					*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*			*	*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*			*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*

*	*	*	*	*	*			*	*	*

* Confidential material redacted and filed separately with the Commission.

Schedule 1

Schedule 2

Initial Development Plan

Phase 1:

Duration: *.

*.

Phase 2:

Duration: *.

*. Tentatively, the key features of the planned Phase 2 study would be as follows:

Study design	*
Clinical sites	*
Principal Investigators	*
Patient populations	*
Treatment arms	*
Number of patients	*
* dose level	*
Primary endpoints	1. * 2. * 3. * 4. * 5. *

* Confidential material redacted and filed separately with the Commission.

Schedule 2

Schedule 3

Licensed Compounds

Structure	CEP #	Name (From CAS Scifinder)

	CEP-8983	11-methoxy-4,5,6,7-tetrahydro-1H- cyclopenta[a]pyrrolo[3,4-c]carbazole-1,3(2H)-dione

	CEP-9722	4,5,6,7-tetrahydro-11-methoxy-2-[(4-methyl-1- piperazinyl)methyl]-1H-cyclopenta[a]pyrrolo[3,4- c]carbazole-1,3(2H)-dione

Schedule 3